UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by party other than the registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for use of the Commission only
(as permitted by Rule 14a-6(e)(2)).
[X] Definitive Proxy Statement

[ ] Definitive additional materials.

[ ] Soliciting material under Rule 14a-12.

VERTEX ENERGY, INC.
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: _____________________________
(2) Aggregate number of securities to which transaction applies: _____________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________
(4) Proposed maximum aggregate value of transaction: ____________________________________
(5) Total fee paid: ___________________________________

[  ] Fee paid previously with preliminary materials ______________________

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: __________________________
(2) Form, Schedule or Registration Statement No.: ____________________________
(3) Filing Party: ____________________________
(4) Date Filed: __________________________

VERTEX ENERGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 7, 2013

To our stockholders:

Notice is hereby given of an annual meeting of stockholders of Vertex Energy, Inc. (the "Company") to be held on June 7, 2013 at 10 A.M. Houston time at Bay Oaks Country Club, 14545 Bay Oaks Boulevard, Houston, Texas 77059 (the “Annual Meeting”), for the following purposes:

1.
To elect five directors to the Board of Directors (the “Board”).  The Board intends to present for election the following five nominees: Benjamin P. Cowart, Dan Borgen, David Phillips, Christopher Stratton and Timothy Harvey.

2.	Ratification of the Company’s 2013 Stock Incentive Plan. The Board of Directors recommends that you approve and ratify the Company’s 2013 Stock Incentive Plan.

3.
To ratify the appointment of LBB & Associates Ltd., LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2013.  The Board of Directors recommends that you approve and ratify the appointment of LBB & Associates Ltd., LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2013.

4.	To consider a non-binding advisory vote on compensation of our named executive officers. The Board of Directors recommends that you approve and ratify the compensation of our named executive officers.

5.
To consider a non-binding advisory vote on the frequency of the advisory vote on compensation of our named executive officers.  The Board of Directors recommends that you vote for "3 years" as to the frequency of holding advisory votes on the compensation of our named executive officers.

6.	To transact such other business as may properly come before the annual meeting.

Common and preferred stockholders of record on the close of business on April 18, 2013 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

The Company is pleased to continue utilizing the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

Stockholders who do not expect to attend the Annual Meeting are encouraged to vote via the Internet, by phone or by returning a signed proxy card.

By Order of the Board of Directors,

_______________
Benjamin P. Cowart
Chairman

Houston, Texas
April 26, 2013

TABLE OF CONTENTS

General Information	1
Information Contained In This Proxy Statement	1
Important Notice Regarding the Availability of Proxy Materials	1
Record Date and Shares Entitled to Vote	1-2
Providing and Revoking Proxies	2
Attendance at the Annual Meeting	2
Conduct at the Meeting	2
Quorum; Broker Non-Votes and Abstentions	2
Board of Directors Voting Recommendations	2
Voting Requirements for Each of the Proposals	3
Mailing Costs and Solicitation of Proxies	3
Inspector of Voting	4
Stockholders Entitled to Vote at the Meeting	4
Voting Instructions	4
Confidential Voting	4
Stockholder of Record and Shares Held in Brokerage Accounts	4
Multiple Stockholders Sharing the Same Address	4
Voting Results	4
Company Mailing Address	4
Incorporation by Reference	5
VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS	6-8
Security Ownership of Certain Beneficial Owners and Management	6
CORPORATE GOVERNANCE	8
Board Leadership Structure	8
Risk Oversight	8
Family Relationships	9
Involvement in Legal Proceedings	9
Board of Directors Meetings	9
COMMITTEES OF THE BOARD	9
Board Committee Membership	9
Audit Committee	10
Compensation Committee	10
Nominating and Governance Committee	10
Related Party Transaction Committee	12
Director Independence	12
Code of Conduct	12
Whistleblower Protection Policy	12
AUDIT COMMITTEE REPORT	13
EXECUTIVE OFFICERS	14
Significant Employees	14
EXECUTIVE COMPENSATION	15
Summary Compensation Table	15
Board of Directors Compensation	16
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	17
Compensation of Officers and Director	18
Employment Agreements	19
Non-Competition and Non-Solicitation Agreement	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23-27
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	28
PROPOSAL 1. ELECTION OF DIRECTORS	29-32
PROPOSAL 2. RATIFICATION OF THE COMPANY’S 2013 STOCK INCENTIVE PLAN	33-35
PROPOSAL 3. RATIFICATION OF APPOINTMENT OF AUDITORS	36
PROPOSAL 4. NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION	37-38
PROPOSAL 5. NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF
HOLDING ADVISORY VOTES ON EXECUTIVE COMPENSATION	39
STOCKHOLDER PROPOSALS	40-41
Voting	40
Additional Filings	41
GENERAL	41
OTHER MATTERS	41
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON	41
COMPANY CONTACT INFORMATION	41

VERTEX ENERGY, INC.

PROXY STATEMENT

General Information

Vertex Energy, Inc. (“Vertex,” “we,” “us”, “our” or the “Company”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at our 2013 annual meeting of stockholders (the “Annual Meeting”) to be held held on June 7, 2013 at 10 A.M. Houston time at Bay Oaks Country Club, 14545 Bay Oaks Boulevard, Houston, Texas 77059, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to stockholders on April 26, 2013. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Information Contained In This Proxy Statement

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.  Included with this proxy statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on March 21, 2013 (the “Annual Report”). If you requested printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission, the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. All stockholders will have the ability to access the proxy materials (including the Company’s Form 10-K, which does not constitute a part of, and shall not be deemed incorporated by reference into, this proxy statement or the enclosed form of proxy) via the Internet at https://www.iproxydirect.com/VTNR or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

Record Date and Shares Entitled to Vote

You are entitled to notice of and to vote at the Annual Meeting if you were a stockholder of record as of the close of business on April 18, 2013 (the “Record Date”).  Each stockholder of record as of the Record Date is entitled to one vote for each share of common stock and Series A Convertible Preferred Stock held by him, her or it on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. At the close of business on the Record Date, there were 17,318,862 shares of our common stock outstanding and 1,369,048 shares of our Series A Convertible Preferred stock outstanding, for a total of 18,687,910 voting shares. Other than our common stock and Series A Convertible Preferred Stock, we have no other voting securities currently outstanding.

Voting Process

If you are a stockholder of record, there are five ways to vote:

•	In person. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

•	By Fax. If you request printed copies of the proxy materials by mail, you may vote by proxy by faxing your proxy to the number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Providing and Revoking Proxies

Any stockholder giving a proxy may revoke it at any time provided written notice of the revocation is received by our Corporate Secretary before the proxy is voted; otherwise, if received prior to or at the Annual Meeting, properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy or, if no such instructions are given, in accordance with the recommendations of the Board described herein. Stockholders attending the Annual Meeting may revoke their proxies and vote in person.

Attendance at the Annual Meeting

Attendance at the Annual Meeting is limited to holders of record of our common stock and Series A Convertible Preferred Stock at the close of business on the Record Date and the Company’s guests. Admission will be on a first-come, first-served basis. You will be asked to present valid government-issued picture identification, such as a driver’s license or passport, in order to be admitted into the Annual Meeting. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of our common stock or preferred stock, such as a bank or brokerage account statement indicating that you owned shares of our common stock or preferred stock at the close of business on the Record Date, in order to be admitted. For safety and security reasons, no cameras, recording equipment or other electronic devices will be permitted in the Annual Meeting. A written agenda and rules of procedure for the Annual Meeting will be distributed to those persons in attendance at the Annual Meeting.

Conduct at the Meeting

The Chairman has broad responsibility and legal authority to conduct the Annual Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. Only stockholders or their valid proxy holders may address the meeting. Copies of these rules will be available at the meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every stockholder who wishes to speak on an item of business will be able to do so.

Quorum; Broker Non-Votes and Abstentions

The presence at the Annual Meeting of the holders of a majority of the outstanding shares of voting stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each proposal. Broker non-votes and abstentions will have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the Annual Meeting.  However, approval of the proposals (other than the election of directors) requires the affirmative vote of a majority of the shares necessary to constitute a quorum, and therefore broker non-votes and abstentions could prevent the approval of these proposals because they do not count as affirmative votes.  The election of directors requires a plurality of the votes cast at the Annual Meeting. In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice. Proxies marked or voted “abstain” on the proposal regarding the frequency of advisory votes on executive compensation will not be counted as a vote for any of the three options, and the Board of Directors shall determine the impact of such votes. In addition, under the rules of NASDAQ, the shares present and entitled to vote (excluding broker non-votes) on the proposal to approve the Company’s 2013 Stock Incentive Plan must represent a majority of all votes cast on the proposal.

                If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Please note that previously, brokers were allowed to vote uninstructed shares in uncontested director elections or with regard to certain executive compensation matters. However, brokers now can no longer vote uninstructed shares on your behalf in director elections or with regard to executive compensation matters. For your vote to be counted, you must submit your voting instruction form to your broker.

As described above, although the Company will include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, the Company intends to exclude abstentions and broker non-votes from the tabulation of voting results on the election of directors or on any issues requiring approval of a majority of the votes cast.

Board of Directors Voting Recommendations

Our Board of Directors recommends that you vote your shares:

•	“FOR” each of the nominees to the Board of Directors (Proposal 1).

•	“FOR” the ratification of the Company’s 2013 Stock Incentive Plan (Proposal 2).

•	“FOR” the ratification of the appointment of LBB & Associates Ltd., LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2013 (Proposal 3).

•	“FOR” the approval of the non-binding advisory resolution approving the Company’s executive compensation (Proposal 4).

•	“EVERY 3 YEARS” for the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation (Proposal 5).

Voting Requirements for Each of the Proposals

For Proposal 1, the five nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Votes withheld shall have no legal effect.

Approval of Proposals 2, 3 and 4 (provided that proposal 4 is non-binding) requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.  Proposal 5 is non-binding and the Board of Directors will determine the impact of the votes cast for each of the three options presented in Proposal 5.

Mailing Costs and Solicitation of Proxies

In addition to solicitation by use of the mails, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile. We have not and do not anticipate retaining a third-party proxy solicitation firm to solicit proxies on behalf of the Board. The cost of any solicitation of proxies will be borne by us. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to, and solicitation of proxies from, the beneficial owners of our securities held of record at the close of business on the Record Date by such persons. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with any such activities.

Inspector of Voting

Representatives of Issuer Direct Corporation will tabulate the votes and act as inspector of election at the Annual Meeting.

Stockholders Entitled to Vote at the Meeting

A complete list of stockholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting. You may also access this list at our principal executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of ten days prior to the Annual Meeting.

Voting Instructions

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (Notice) you received in the mail, or, if you requested to receive printed proxy materials, your enclosed proxy card.

Confidential Voting

Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

Stockholder of Record and Shares Held in Brokerage Accounts

If on the Record Date your shares were registered in your name with the Company’s transfer agent, then you are a stockholder of record and you may vote in person at the meeting, by proxy or by any other means supported by the Company.  If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials (or the Notice) are required to be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Multiple Stockholders Sharing the Same Address

In some cases, one copy of this proxy statement and the accompanying notice of Annual Meeting of stockholders and 2012 Annual Report is being delivered to multiple stockholders sharing an address, at the request of such stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or the accompanying notice of Annual Meeting of stockholders or 2012 Annual Report to such a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also submit requests for delivery of a single copy of this proxy statement or the accompanying notice of Annual Meeting of stockholders or 2012 Annual Report, but in such event will still receive separate forms of proxy for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to our Corporate Secretary, Chris Carlson, at our principal executive offices at 1331 Gemini Street, Suite 250, Houston, Texas 77058, or a stockholder may make a request by calling our Corporate Secretary at (866) 660-8156.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of voting and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Company Mailing Address

The mailing address of our principal executive offices is 1331 Gemini Street, Suite 250, Houston, Texas 77058.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the section of this proxy statement titled “Audit Committee Report” (to the extent permitted by the rules of the U.S. Securities and Exchange Commission (SEC)) shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

Holders of record of our common stock and Series A Convertible Preferred Stock at the close of business on the Record Date will be entitled to one vote per share on all matters properly presented at the Annual Meeting. At the close of business on the Record Date, there were 17,318,862 shares of our common stock outstanding and 1,369,048 shares of our Series A Convertible Preferred stock outstanding, for a total of 18,687,910 voting shares. Other than our common stock and Series A Convertible Preferred Stock, we have no other voting securities currently outstanding.

Our stockholders do not have dissenters’ rights or similar rights of appraisal with respect to the proposals described herein and, moreover, do not have cumulative voting rights with respect to the election of directors.

Security Ownership of Management and Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock and preferred stock by (i) each person who is known by the Company to own beneficially more than five percent (5%) of our outstanding voting stock; (ii) each of our directors; (iii) each of our executive officers and significant employees; and (iv) all of our current executive officers, significant employees and directors as a group, as of the Record Date.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 1331 Gemini Street, Suite 250, Houston, Texas 77058.

Name	Number of Common Stock Shares		Percent of Common Stock	Number of Preferred Stock Shares(#)	Percent of Preferred Stock	Total Voting Shares	Percent of Total Voting Shares
Executive Officers, Significant Employees and Directors
Benjamin P. Cowart	8,030,175	(1)	45.5%	-	- %	8,030,175	42.2%
Chris Carlson	947,964	(2)	5.4%	-	- %	947,964	5.0%
John Pimentel	426,249	(3)	2.4%	3,030	* %	429,279	2.2%
Dan Borgen	386,250	(4)	2.2%	-	- %	386,250	2.0%
David Phillips	86,250	(5)	* %	-	- %	86,250	* %
Christopher Stratton	81,250	(6)	* %	-	- %	81,250	* %
Timothy C. Harvey	-		-%	-	- %	-	-%
Greg Wallace	593,017	(7)	3.4%	-	- %	593,017	3.1%
John Strickland	128,750	(8)	* %	-	- %	128,750	* %
Matthew Lieb	277,500	(9)	1.6%	-	- %	277,500	1.5%
All Executive Officers, Significant Employees and Directors as a group (10 persons)	10,957,405		57.2%	3,030	* %	10,960,435	53.4%

5% Shareholders

    None (10)

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(#) Converts into common stock at the option of each holder on a one-for-one basis.

(1) Includes 100,765 shares held by VTX, Inc. ("VTX"), 7,500 shares of common stock owned by Vertex Holdings, L.P. (“Holdings”) which Mr. Cowart has control over and which shares Mr. Cowart is deemed to beneficially own, and includes 4,896,761 shares of common stock held through Mr. Cowart’s family partnership, which shares he is deemed to beneficially own.  Also includes warrants to purchase an aggregate of 3,186 shares of our common stock held by VTX, at various exercise prices from $10.00 to $37.00 per share, and with various expiration dates from between January 1, 2014 and May 21, 2017 (the "Make-Whole Warrants").  Also includes Make-Whole Warrants to purchase an aggregate of 269,349 shares of our common stock held personally by Mr. Cowart.  Also includes options to purchase 60,000 shares of our common stock at an exercise price of $0.50 per share and options to purchase 6,250 shares of our common stock at an exercise price of $3.03 per share.  Does not include options to purchase 20,000 shares of our common stock at an exercise price of $0.50 per share or options to purchase 18,750 shares at an exercise price of $3.03 per share, which options have not vested to Mr. Cowart to date.

(2) Includes Make-Whole Warrants to purchase 16,879 shares of our common stock, options to purchase 140,000 shares of our common stock at an exercise price of $1.20 per share, options to purchase 18,750 shares of our common stock at an exercise price of $0.45 per share and options to purchase 25,000 shares of our common stock at an exercise price of $2.75 per share.  Does not include options to purchase 6,250 shares of our common stock at an exercise price of $0.45 per share or options to purchase 75,000 shares of common stock at an exercise price of $2.75 per share, which options have not vested to Mr. Carlson to date.

(3) Includes 35,000 shares held by Mr. Pimentel's wife, and options to acquire 125,000 shares of our common stock at exercise prices between $1.55 and $14.20 per share.  Includes options to purchase 100,000 shares of our common stock at an exercise price of $0.50 per share, options to purchase 60,000 shares of our common stock at an exercise price of $0.45 per share and options to purchase 6,250 shares of our common stock at an exercise price of $2.75 per share. Does not include options to purchase 20,000 shares of our common stock at an exercise price of $0.45 per share or options to purchase 18,750 shares of common stock at an exercise price of $2.75 per share, which options have not vested to Mr. Pimentel to date.

(4) Includes options to purchase 20,000 shares of our common stock at an exercise price of $1.20 per share, options to purchase 60,000 shares of our common stock at an exercise price of $0.45 per share and options to purchase 6,250 shares of our common stock at an exercise price of $2.75 per share.  Does not include options to purchase 20,000 shares of our common stock at an exercise price of $0.45 per share or options to purchase 18,750 shares of our common stock at an exercise price of $2.75 per share, which options have not vested to Mr. Borgen to date. Also includes 150,000 shares of common stock and warrants to purchase 150,000 shares of common stock at an exercise price of $2.00 per share, which expire on May 13, 2013, held by KKB Holdings LLC, a Limited Liability Company which is owned by a Family Trust, which entity is owned by family members of Dan Borgen, who serves as a member of and as President of such entity, which securities Mr. Borgen is deemed to beneficially own.

(5) Includes options to purchase 20,000 shares of our common stock at an exercise price of $1.20 per share, options to purchase 60,000 shares of our common stock at an exercise price of $0.45 per share and options to purchase 6,250 shares of common stock at an exercise price of $2.75 per share.  Does not include options to purchase 20,000 shares of our common stock at an exercise price of $0.45 per share or options to purchase 18,750 shares of our common stock at an exercise price of $2.75 per share, which options have not vested to Mr. Phillips to date.

(6) Includes options to purchase 75,000 shares of our common stock at an exercise price of $0.45 per share and options to purchase 6,250 shares of common stock at an exercise price of $2.75 per share.  Does not include options to purchase 25,000 shares of our common stock at an exercise price of $0.45 per share or options to purchase 18,750 shares of our common stock at an exercise price of $2.75 per share, which options have not vested to Mr. Stratton to date.

(7) Includes Make-Whole Warrants to purchase 5,983 shares of our common stock, options to purchase 124,000 shares of our common stock at an exercise price of $1.20 per share, and options to purchase 75,000 shares of our common stock at an exercise price of $0.45 per share.  Does not include options to purchase 25,000 shares of our common stock at an exercise price of $0.45 per share, which options have not vested to Mr. Wallace to date.

(8) Includes options to purchase 60,000, 18,750, 12,500 and 37,500 shares of our common stock at exercise prices of $1.20, $0.45, $2.75 and $1.82, respectively.  Does not include options to purchase 6,250, 37,500 or 112,500 shares of our common stock at exercise prices of $0.45, $2.75 and $1.82, respectively, which options have not vested to Mr. Strickland to date.

(9) Includes options to purchase 40,000 shares of our common stock at an exercise price of $14.20 per share, options to purchase 200,000 shares of our common stock at an exercise price of $0.50 per share, and options to purchase 37,500 shares of our common stock at an exercise price of $0.45 per share.  Does not include options to purchase 12,500 shares of our common stock at an exercise price of $0.45 per share which options have not vested to Mr. Lieb to date.

(10) On February 14, 2013, Trellus Partners, L.P. and Trellus Management Company, LLC, which are owned by Adam Usdan, filed a Schedule 13G ownership report, reporting beneficial ownership of 841,380 shares of our common stock.  At the time of the filing of the report, those shares represented more than 5% of our outstanding shares of common stock, but as of the Record Date, those shares only represented 4.9% of our outstanding shares of common stock and as such, those entities and individual have not been included in the table above.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations.

Information regarding the members of and biographical information of our Board of Directors is provided below under “Proposal 1 - Election of Directors” (beginning on page 29).

Board Leadership Structure

Our Board of Directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. Our current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer (“CEO”), Mr. Cowart. The Board of Directors believes that this leadership structure is the most effective and efficient for the Company at this time.  Mr. Cowart possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company, and is thus best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most critical matters. Combining the Chairman of the Board and CEO roles promotes decisive leadership, fosters clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our stockholders, particularly during periods of turbulent economic and industry conditions.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

The Board of Directors exercises direct oversight of strategic risks to the Company. The Audit Committee reviews and assesses the Company’s processes to manage business and financial risk and financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks. The Compensation Committee oversees risks relating to compensation programs and policies. In each case management periodically reports to our Board or relevant committee, which provides guidance on risk assessment and mitigation. The Nominating and Corporate Governance Committee recommends the slate of director nominees for election to the Company's Board of Directors, identifies and recommends candidates to fill vacancies occurring between annual stockholder meetings, reviews, evaluates and recommends changes to the Company's Corporate Governance Guidelines, and establishes the process for conducting the review of the Chief Executive Officer’s performance.  The Related Party Transaction Committee is charged with the review and pre-approval of any and all related party transactions (the Company’s committees are described in greater detail below (beginning on page 9)).

Family Relationships

There are no family relationships among our directors.

Involvement in Certain Legal Proceedings

None of our directors have been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board of Directors Meetings

    The Company had six official meetings of the Board of Directors of the Company during the last fiscal year ending December 31, 2012.  Each director attended at least 75% of the total number of meetings of the Board and Board committees on which the director served. Our directors are expected to attend our Annual Meeting of stockholders (either in person or telephonically).

COMMITTEES OF THE BOARD

Board Committee Membership

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Related Party Transaction Committee
Benjamin P. Cowart
Dan Borgen	C	C	M	M
David Phillips	M	M	M	C
Christopher Stratton	M	M	C
John Pimentel (1)	M			M
Timothy Harvey

C - Chairman of Committee.
M – Member.

(1) John Pimentel, a current member of the Audit Committee and Related Party Transaction Committee, has not been nominated for re-election as a director at the Annual Meeting, and, accordingly, will not serve on such committees following the Annual Meeting.

    The charter for each committee of the Board identified below is available on our website at www.vertexenergy.com. Copies of the committee charters are also available for free upon written request to our Corporate Secretary. Additionally, the committee charters were filed as an exhibit to the Company’s Form 8-K/A dated February 13, 2013, filed with the SEC on February 13, 2013 as Exhibit 99.2.

Audit Committee

The Audit Committee, which is comprised exclusively of independent directors (other than Mr. Stratton, as discussed below), has been established by the Board to oversee our accounting and financial reporting processes and the audits of our financial statements.  While Mr. Stratton is not an independent director pursuant to NASDAQ rules, as he was employed by the Company within the last three years as the Chief Financial Officer, the Board has determined that Mr. Stratton’s membership on the committee is in the best interests of the Company and its stockholders due to Mr. Stratton’s significant background in accounting and financial matters and his extensive knowledge of the Company’s financial statements.

The Board has selected the members of the Audit Committee based on the Board’s determination that the members are financially literate (as required by NASDAQ rules) and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

The Board has also determined that Mr. Borgen, is an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Borgen has acquired these attributes by means of having held various positions that provided relevant experience, as described in his biographical information under “Proposal 1 - Election of Directors” below (beginning on page 30).

The Audit Committee has the sole authority, at its discretion and at our expense, to retain, compensate, evaluate and terminate our independent auditors and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

The Audit Committee held four meetings during the year ended December 31, 2012 and is currently comprised of Messrs. Borgen (Chairman), Phillips, Stratton and Pimentel.  The Audit Committee held four meetings during the year ended December 31, 2012 and is currently comprised of Messrs. Borgen (Chairman), Phillips, Stratton and Pimentel (provided that Mr. Pimentel has not been nominated for re-election, and, accordingly, will not be a member of the Audit Committee after the Annual Meeting).

Compensation Committee

The Compensation Committee, which is comprised exclusively of independent directors (other than Mr. Stratton, as discussed below), is responsible for the administration of our stock compensation plans, approval, review and evaluation of the compensation arrangements for our executive officers and directors and oversees and advises the Board on the adoption of policies that govern the Company's compensation and benefit programs. In addition, the Compensation Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Compensation Committee.

While Mr. Stratton is not an independent director pursuant to NASDAQ rules, as he was employed by the Company within the last three years as the Chief Financial Officer, the Board has determined that Mr. Stratton’s membership on the committee is in the best interests of the Company and its stockholders due to Mr. Stratton’s background with public companies (as described under “Proposal 1 – Election of Directors” (beginning on page 31)), and his prior service as the Chief Financial Officer of the Company.

The Compensation Committee held two meetings during the year ended December 31, 2012 and is currently comprised of Messrs. Borgen (Chairman), Phillips and Stratton.

Nominating and Governance Committee

The Nominating and Governance Committee, which is comprised exclusively of independent directors (other than Mr. Stratton, as discussed below), is responsible for identifying prospective qualified candidates to fill vacancies on the Board, recommending director nominees (including chairpersons) for each of our committees, developing and recommending appropriate corporate governance guidelines and overseeing the self-evaluation of the Board. While Mr. Stratton is not an independent director pursuant to NASDAQ rules, as he was employed by the Company within the last three years as the Chief Financial Officer, the Board has determined that Mr. Stratton’s membership on the committee is in the best interests of the Company and its stockholders due to Mr. Stratton’s background with public companies (as described under “Proposal 1 – Election of Directors” (beginning on page 31)), and his prior service as the Chief Financial Officer of the Company.

    In considering individual director nominees and Board committee appointments, our Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and Board committees and to identify individuals who can effectively assist the Company in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Nominating and Governance Committee considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute any greater weight to one attribute. Moreover, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Nominating and Governance Committee takes into account. In evaluating prospective candidates, the Nominating and Governance Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills, and whether such individual is willing and able to commit the time necessary for Board and Board committee service.

While there are no specific minimum requirements that the Nominating and Governance Committee believes must be met by a prospective director nominee, the Nominating and Governance Committee does believe that director nominees should possess personal and professional integrity, have good business judgment, have relevant experience and skills, and be willing and able to commit the necessary time for Board and Board committee service. Furthermore, the Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and our industry.

    The Nominating and Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating and Governance Committee also regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or other circumstances. In addition, the Nominating and Governance Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year.

The Committee evaluates director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified director nominees with the Board. The Committee selects nominees that best suit the Board’s current needs and recommends one or more of such individuals for election to the Board.

The Committee will consider candidates recommended by stockholders, provided the names of such persons, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder proposals under “Stockholders Proposals” on page 40 below. The Secretary will send properly submitted stockholder recommendations to the Committee. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means. The Committee also may, in its discretion, consider candidates otherwise recommended by stockholders without accompanying biographical information, if submitted in writing to the Secretary.

In addition, the Company’s Bylaws permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting pursuant to the requirements of the Company’s Bylaws and applicable NASDAQ and SEC rules and regulations.

The Nominating and Governance Committee did not hold any meetings during the year ended December 31, 2012. The Nominating and Governance Committee is currently comprised of Messrs. Stratton (Chairman), Borgen, and Phillips.

Related Party Transaction Committee

The Related Party Transaction Committee is required to include at least two “independent directors” (defined to mean any individual who does not beneficially own more than 5% of the outstanding voting shares of the Company, is not employed by, or an officer of, the Company or any entity related to Benjamin P. Cowart, is not a director or manager of any such company, is not a family member of Mr. Cowart, and would qualify as an “Independent Director” as defined in the rules and regulations of NASDAQ). This Related Party Transaction Committee is charged with the review and pre-approval of any and all related party transactions.

The Related Party Transaction Committee held forty-nine meetings during the year ended December 31, 2012. The Related Party Transaction Committee is currently comprised of Messrs. Phillips (Chairman), Pimentel, and Stratton.  The Related Party Transaction Committee held forty-nine meetings during the year ended December 31, 2012. The Related Party Transaction Committee is currently comprised of Messrs. Phillips (Chairman), Stratton and Pimentel (provided that Mr. Pimentel has not been nominated for re-election, and, accordingly, will not be a member of the Related Party Transaction Committee after the Annual Meeting).

Director Independence

The Board of Directors annually determines the independence of each director and nominee for election as a director. The Board makes these determinations in accordance with NASDAQ’s listing standards for the independence of directors and the SEC’s rules.

In assessing director independence, the Board considered, among other matters, the nature and extent of any business relationships, including transactions conducted, between the Company and each director and between the Company and any organization for which one of our directors is a director or executive officer or with which one of our directors is otherwise affiliated.

The Board has affirmatively determined that each of Mr. Borgen, Mr. Phillips, Mr. Pimentel and Mr. Harvey is independent. Due to the fact that Mr. Cowart serves as our Chief Executive Officer and President, Mr. Cowart is not independent.  Mr. Stratton is not independent because he served as an executive officer of the Company (as Chief Financial Officer) less than three years ago. A majority of the Board is comprised of independent directors.  John Pimentel, a current independent member of the Board of Directors, has not been nominated for re-election, and, accordingly, will not be a member of the Board of Directors after the Annual Meeting.

Code of Conduct

Pursuant to NASDAQ and SEC rules, we have adopted a Code of Ethical Business Conduct (“Code of Conduct”) that applies to all of our directors, officers and employees.

You can access our Code of Conduct on our website at www.vertexenergy.com, and any stockholder who so requests may obtain a free copy of our Code of Conduct by submitting a written request to our Corporate Secretary. Additionally, the Code of Conduct was filed as an exhibit to the Company’s Form 8-K/A dated February 13, 2013, filed with the SEC on February 13, 2013 as Exhibit 14.1.

We intend to disclose any amendments to our Code of Conduct and any waivers with respect to our Code of Conduct granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our website at www.vertexenergy.com within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Conduct to any such officers or employees.

Whistleblower Protection Policy

The Company adopted a Whistleblower Protection Policy (“Whistleblower Policy”) that applies to all of its directors, officers, employees, consultants, contractors and agents of the Company. You can access our Whistleblower Policy on our website at www.vertexenergy.com, and any stockholder who so requests may obtain a free copy of our Whistleblower Policy by submitting a written request to our Corporate Secretary. The Whistleblower Policy has been reviewed and approved by the Board. The Company’s Whistleblower Policy was filed as an exhibit to the Company’s Form 8-K/A dated February 13, 2013, filed with the SEC on February 13, 2013 as Exhibit 14.1.

AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

In connection with the audited financial statements of the Company for the year ended December 31, 2012, the Audit Committee of the Board of Directors of the Company (1) reviewed and discussed the audited financial statements with the Company’s management; (2) discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T and Exchange Act Regulation S-X, Rule 2-07; (3) received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by the Company’s principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements for year ended December 31, 2012 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

Audit Committee

/s/ Dan Borgen (Chairman)
/s/ David Phillips
/s/ Christopher Stratton
/s/ John Pimentel

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers.

Name	Position	Age
Benjamin P. Cowart	President and Chief Executive Officer	44
Chris Carlson	Chief Financial Officer and Secretary	40
Matthew Lieb	Chief Operating Officer	41

BENJAMIN P. COWART, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Information regarding Mr. Cowart is set forth in “Proposal No. 1 – Election of Directors”, below (beginning on page 29).

CHRIS CARLSON – CHIEF FINANCIAL OFFICER AND SECRETARY (Age 40): Mr. Carlson has served as our Secretary since our inception and Chief Financial Officer since June 2010.  Mr. Carlson brings a range of experience to his role with the Company.  Mr. Carlson worked for Vertex Holdings as the Vice President of Finance prior to the Merger (described under “Certain Relationships and Related Party Transactions”, below) in April 2009 where he oversaw the administrative functions of the company, including legal and banking, a position which he had held since October 2001.  Mr. Carlson worked for FuelQuest, Inc. before joining Holdings in 2001. There he worked as a Project Lead managing implementations of e-commerce services for new customers. In addition, he also planned and developed testing requirements for e-commerce applications. Mr. Carlson was with Pagenet, a wireless communications company prior to FuelQuest, Inc., where he worked as a Strategic Account Supervisor. Mr. Carlson earned his BS degree in Business Finance from the University of Houston.

MATTHEW LIEB - CHIEF OPERATING OFFICER (Age 41): Mr. Lieb has served as our Chief Operating Officer since April 2009. Mr. Lieb previously served as World Waste Technology, Inc.'s Chief Operating Officer from May 2007 until April 16, 2009. Since 1999, Mr. Lieb served as Chairman of the Board and Chief Executive Officer of Kingsley Management LLC, a company he founded that acquired and operated car wash facilities.  Mr. Lieb holds a BS in Finance from Georgetown University and an MBA from Harvard Business School.

Significant Employees:

Greg Wallace – Vice President of Refining and Marketing

Mr. Wallace provides the Company with over 17 years of experience in the petroleum and chemicals trading industry.  Mr. Wallace previously spent a portion of his time working for both the Company and Holdings prior to the Acquisition (described below under “Certain Relationships and Related Party Transactions” – “Recent Acquisition” (page 27)), after which time Mr. Wallace no longer spends any time on Holdings matters. Mr. Wallace manages several departments for the Company including processing, used oil recovery technology, purchasing and selling of various petrochemical products, and transportation of lube oils and solvents. Prior to joining Holdings in 2005, Mr. Wallace was President of TRW Trading, a company that he co-founded in 2001. Mr. Wallace has served in various management roles ranging from marketing a variety of gasoline blendstocks, various solvents, waste recycling, hazardous/non-hazardous handling, and then later becoming qualified to perform oil spill prevention and response. Mr. Wallace began his petrochemical career with Valley Solvents & Chemicals, where he served as project General Manager responsible for sourcing used feedstocks and selling products into favorable markets.

John Strickland - Manager Of Supply

Mr. Strickland serves as our Manager of Supply.  Mr. Strickland joined Holdings in late 2007. Mr. Strickland previously spent a portion of his time working for both the Company and Holdings prior to the Acquisition (described below under “Related Party Transactions” – “Recent Acquisition” (page 27)), after which time Mr. Strickland no longer spends any time on Holdings matters. Mr. Strickland has over 21 years of experience in management roles of developing companies in the recycling of used oils and the fuel blending business. In his various positions, he has developed used oil collection fleets, environment services (non-hazardous), Terminal business of #6-oil from water ports and helped develop software for used oil collection fleets. Mr. Strickland was the General Manager of Texpar Energy Inc. from 1999 to 2003 and Special Project Manager for Texpar Energy, L.L.C. from 2004 to 2007. From 1986 to 1999, he was the General Manager and Vice- President of Sellers Oil Inc., then one of the largest recycling and fuel marketers of used oil and #6-fuel oil in the southeast.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of our Chief Executive Officer, Chief Financial Officer and two most highly compensated officers other than the Chief Executive Officer and Chief Financial Officer.

Summary Compensation Table (1)

Name and Principal Position	Year Ended December 31	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)(2)		All Other Compensation ($)	Total ($)
Benjamin P. Cowart	2012	$240,769	$(3)		$-	$11,203		$-	$251,972	(3)
Chairman, CEO, and President	2011	$212,058	$300,000	(4)	$-	$9,868	(5)	$-	$521,926

Chris Carlson	2012	$184,000	$49,500		$-	$22,224		$-	$255,724
Chief Financial Officer and Secretary	2011	$184,600	$160,447	(6)	$-	$15,504		$-	$360,551

John Strickland	2012	$152,262	$94,258		$-	$22,841		$-	$269,361
Manager of Supply and Trade	2011	$149,943	$145,435	(7)	$-	$8,544		$-	$303,922

Greg Wallace	2012	$141,910	$343,630		$-	$10,461		$-	$485,540
Vice President of Refining and Marketing	2011	$136,380	$272,821	(8)	$-	$15,330		$-	$424,531

(1)  Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.  None of our executive officers received any Non-Equity Incentive Plan Compensation or Nonqualified Deferred Compensation Earnings during the periods presented.

(2) Represents the fair value of the grant of certain options to purchase shares of our common stock calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(3) The amount of Mr. Cowart’s 2012 bonus has not yet been determined by the Compensation Committee, and is therefore not included in the table above.

(4) Represents amounts that were accrued as of December 31, 2011 for fiscal 2011, but subsequently paid in 2012.

(5) Includes the value of options granted to Mr. Cowart in consideration for services provided to the Company as a member of the Board of Directors.

(6) Includes $130,447 of 2011 bonus amounts that were accrued as of December 31, 2011 for fiscal 2011, but subsequently paid in 2012.

(7) Includes $145,435 of bonus amounts that were accrued as of December 31, 2011 for fiscal 2011, but subsequently paid in 2012.

(8) Includes $247,749 of 2011 bonus amounts that were not accrued for as of December 31, 2011, but subsequently paid in 2012.

Board of Directors Compensation:

The following table sets forth summary information concerning the compensation we paid to directors during the year ended December 31, 2012:

NAME (1)	FEES EARNED OR PAID IN CASH ($)		OPTION AWARDS ($)(2)	ALL OTHER COMPENSATION ($)	TOTAL ($)
David Phillips	$99,350	(3)(4)	$12,029	-	$111,379
Dan Borgen	$67,363	(3)(5)	$12,029	-	$79,392
Ingram Lee (6)	$7,500		$12,017	-	$19,517
John Pimentel	$60,169	(3)(7)	$11,781	-	$71,950
Christopher Stratton	$32,000	(3)(5)	$13,581	-	$45,581
Timothy C. Harvey (8)	$-		$-	-	$-

* The table above does not include the amount of any expense reimbursements paid to the above directors.  No directors received any Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation, or Nonqualified Deferred Compensation Earnings during the period presented.  Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

(1) Mr. Cowart did not receive any compensation separate from the consideration he received as one of our officers for the year ended December 31, 2012 in consideration for his service to our Board.

(2) Represents the fair value of the grant of certain options to purchase shares of our common stock calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(3) Does not include $5,000 of expenses incurred in fiscal 2011, but paid in fiscal 2012.

(4) Includes $10,500 of fees incurred in fiscal 2012 and paid in fiscal 2013.

(5) Includes $11,500 of fees incurred in fiscal 2012 and paid in fiscal 2013.

(6) Mr. Lee passed away on April 16, 2012.

(7) Includes $11,000 of fees incurred in fiscal 2012 and paid in fiscal 2013.

(8) Mr. Harvey was appointed as a Director of the Company effective January 2, 2013, and did not perform any services for the Company during the year ended December 31, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (1)

Name	Number of securities underlying unexercised options (#) Exercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Benjamin P. Cowart CEO and President	60,000	-	20,000	$0.50	7/15/14
	6,250	-	18,750	$3.03	9/23/16

Chris Carlson CFO and Secretary	140,000	-	-	$1.20	5/16/18
	18,750	-	6,250	$0.45	7/15/19
	25,000	-	75,000	$2.75	9/23/21

Matthew Lieb COO	164,070	-	10,930	$0.50	1/28/19
	37,500	-	12,500	$0.45	7/15/19
	40,000	-	-	$14.20	5/21/17

Greg Wallace VP of Refining and Marketing	124,000	-	-	$1.20	5/16/18
	75,000	-	25,000	$0.45	7/15/19

John Strickland Manager of Supply and Trade	60,000	-	-	$1.20	5/16/18
	18,750	-	6,250	$0.45	7/15/19
	12,500	-	37,500	$2.75	9/23/21
	37,500	-	112,500	$1.82	8/17/22

(1) The table above only includes equity awards granted in consideration for services rendered by the named executives and significant employees disclosed above, and does not include any warrants, options or other securities granted in connection with any other transactions. We have no outstanding, vested, unvested, earned or unearned stock awards outstanding as of December 31, 2012.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding those in first column)
Equity compensation plans approved by the security holders	2,804,500	$2.95	28,800
Equity compensation plans not approved by the security holders	773,100	$5.89	156,900
Total	3,577,600		185,700

Compensation of Officers and Directors

In consideration for agreeing to serve as one of our directors, on May 16, 2008 each of Messrs. Borgen, Phillips, and Mr. Ingram Lee (who passed away on April 16, 2012) were granted an option to acquire up to 20,000 shares of our common stock at an exercise price of $1.20 per share. The options expire if unexercised on the earlier of (a) the tenth anniversary of the grant date or (b) three months after the termination of the Director’s service to us (provided that in the event of the death of the director, for example in Mr. Lee’s case, the options are exercisable for a year after the death of such director). The options vested at the rate of 25% of the total options per year on each annual anniversary of the grant date and contain a cashless exercise provision.

Effective July 15, 2009, our Board of Directors approved our 2009 Stock Incentive Plan and the grant of an aggregate of 815,000 stock options to certain employees, directors and officers of the Company.  Our 2009 Stock Incentive Plan (the “2009 Plan”), was approved on July 14, 2010 by a majority of our stockholders, and allows the Board of Directors to grant up to an aggregate of 1,575,000 qualified and non-qualified stock options, restricted stock and performance based awards of securities to our officers, directors and consultants to help attract and retain qualified personnel.

Pursuant to and in connection with the 2009 Plan, the Board of Directors granted an aggregate of 315,000 incentive stock options to certain of our employees in consideration for services rendered and to be rendered to us (the “Employee Options”).  Included in the Employee Option grants were the grant of options to purchase 25,000 shares to Chris Carlson, our Chief Financial Officer and Secretary; and options to purchase 50,000 shares to Matthew Lieb, our Chief Operating Officer.

The Board of Directors also approved the grant of non-qualified stock options to purchase 100,000 shares to Christopher Stratton, our former Chief Financial Officer, pursuant to the 2009 Plan and contingent upon Mr. Stratton’s acceptance of Mr. Stratton’s terms of employment as Chief Financial Officer, which were subsequently accepted by Mr. Stratton (the “Stratton Options”).

Additionally, pursuant to and in connection with the 2009 Plan, the Board of Directors granted an aggregate of non-qualified stock options to purchase 400,000 shares to our then directors (80,000 options to each of our then directors) in consideration for services rendered and to be rendered to us (the “Director Options,” and collectively with the Employee Options, and the Stratton Options, the “Options”).

The Employee and Director Options were granted at an exercise price of $0.45 per share, which represented the mean between the highest and lowest quoted selling prices of our common stock (the “Mean Selling Price”) on the grant date (July 15, 2009), except for options granted to Mr. Cowart, which had an exercise price of $0.50 per share, which represented greater than 110% of the Mean Selling Price on the grant date, as required by the 2009 Plan, as Mr. Cowart is a greater than 10% shareholder of us.

All of the Options vest at the rate of ¼ of each grantee’s options per year on the anniversary date of such grants, subject to accelerated vesting in the event of a change of control of us, and expire upon the earlier of (a) 90 days following the termination of their employment (or in the case of a Director, such Director’s appointment) with us; and (b) ten years from the grant date, other than in connection with Mr. Cowart’s Options, which had a five year term, as otherwise provided in the option agreements evidencing each grant.

Effective September 23, 2011, our Board of Directors approved the grant of an aggregate of 390,000 stock options to certain of our employees, directors and officers pursuant to the 2009 Plan.

Specifically, the Board of Directors granted incentive stock options to purchase an aggregate of 240,000 shares to certain of our employees in consideration for services rendered and to be rendered to us (the “2011 Employee Options”).  Included in the 2011 Employee Option grants were the grant of options to Chris Carlson, our Secretary and Chief Financial Officer to purchase 100,000 shares; and options to Kevin Cowart, an employee of us and the nephew of our Chief Executive Officer, Benjamin P. Cowart, to purchase 15,000 shares.

The Board of Directors also granted non-qualified stock options to purchase an aggregate of 150,000 shares to our then directors (25,000 options each) in consideration for services rendered and to be rendered to the Company (the “2011 Director Options,” and collectively with the 2011 Employee Options, the “2011 Options”).

The 2011 Options were granted at an exercise price of $2.75 per share, which represented the Mean Selling Price on the grant date (September 23, 2011), except for the 2011 Options granted to Mr. Cowart, which had an exercise price of $3.03, which represented 110% of the Mean Selling Price on the grant date, as required by the Plan, as Mr. Cowart is a greater than 10% shareholder of us.

All of the 2011 Options vest at the rate of ¼ of each grantee’s options per year on the anniversary date of such grants, subject to accelerated vesting in the event of a change of control of us, and expire upon the earlier of (a) 90 days following the termination of their employment (or in the case of a Director, such Director’s appointment) with us; and (b) ten years from the grant date, except for Mr. Cowart’s options which expire five years from the grant date, as otherwise provided in the option agreements evidencing each grant.

In August 2012, we granted options to purchase 150,000 shares of our common stock to John Strickland, the Manager of Supply and Trade, in connection with our July 2012 entry into an employment agreement with Mr. Strickland.  The options have a term of 10 years, an exercise price of $1.82 per share (the closing price of the Company’s common stock on the August 17, 2012 grant date), and vest at the rate of 1/4th of such options on each of the three anniversaries of the grant date, with the first 37,500 option tranche vesting on such grant date, in each case subject to the Company’s 2009 Plan.

Employment Agreements

Benjamin P. Cowart, Chief Executive Officer and President

Pursuant to Mr. Cowart’s, five year employment agreement, entered into effective April 16, 2009, Mr. Cowart’s annual compensation package includes (1) a base salary of $250,000 per year, subject to annual increases as determined in the sole discretion of the Compensation Committee, and (2) a bonus payment to be determined in the sole discretion of the Compensation Committee, which totaled $300,000 for the 2011 year and has not yet been determined for the 2012 year. Mr. Cowart will also be eligible to participate in our stock option plan and other benefit plans. We may terminate Mr. Cowart’s employment for “cause” (which is defined to include, among other things, a material breach of the agreement by Mr. Cowart). Mr. Cowart may terminate his agreement upon delivery to us of written notice of termination for any reason, including “good reason,” which is defined to include, among other things, a material breach of the agreement by us, or a modification of Mr. Cowart’s duties such that they are inconsistent with the position and title of Chief Executive Officer.

Upon termination of the agreement on the five-year anniversary thereof, or for “cause,” Mr. Cowart will be entitled to any salary accrued through such termination date, as well as any other benefits to which he may be entitled under any stock plan or other benefit plan that we maintain. If such agreement is terminated without “cause” or Mr. Cowart resigns for “good reason,” Mr. Cowart will be entitled to continue to receive his salary then in effect for a period of six months following the date of termination.

Pursuant to the agreement, as long as Mr. Cowart is employed thereunder and for a period of six months thereafter, he may not engage or participate in any business that is in competition in any manner whatsoever with our business (as presently or hereafter conducted), subject to certain exceptions. Although Mr. Cowart will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for six months after his employment with us ends pursuant to his employment agreement, provided that Mr. Cowart is also prohibited from competing against us in connection with certain of our operations until August 17, 2017, as described in greater detail below under “Non-Competition and Non-Solicitation Agreement” (on page 23). Accordingly, Mr. Cowart could be in a position to use industry experience gained while working with us to compete with us.

Chris Carlson, Chief Financial Officer and Secretary

On or around March 29, 2011, with an effective date of April 1, 2010, we entered into an Employment Agreement with Chris Carlson, pursuant to which Mr. Carlson agreed to serve as our Chief Financial Officer, which was amended effective August 31, 2012 (the “Carlson Employment Agreement”).  Mr. Carlson is to receive (1) $175,000 per year during the term of the agreement, which continues until April 1, 2015 and (2) a bonus payment to be determined in the sole discretion of our Compensation Committee, which totaled $160,447 for the 2011 year and $49,500 for the 2012 year.

The Carlson Employment Agreement can be terminated by us for any reason, including for “Cause” – defined as a vote by our Board of Directors that Mr. Carlson should be dismissed as a result of (i) the commission of any act by Mr. Carlson constituting financial dishonesty against the Company (which act would be chargeable as a crime under applicable law); (ii) Carlson engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment, which, as determined in good faith by the Board of Directors is reasonably likely to: (A) materially adversely affect the business or the reputation of the Company with its current or prospective customers, suppliers, lenders and/or other third parties with whom it might do business; or (B) negligently expose the Company to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by Mr. Carlson to follow the directives of the Board of Directors; or (iv) Mr. Carlson’s inadequate performance of his duties to us, if not cured within thirty days of notice from us.

The Carlson Employment Agreement can be terminated by Mr. Carlson for any reason, including “Good Reason”, which is defined as (i) the assignment to Mr. Carlson of any duties materially inconsistent with Mr. Carlson’s positions, duties, authority, responsibilities and reporting requirements as provided in the Carlson Employment Agreement; or (ii) us or the Board of Directors taking any action which would require Mr. Carlson to be based outside of Houston, Texas, subject to the exclusions described in further detail in the Carlson Employment Agreement.

If Mr. Carlson’s Employment Agreement is terminated without cause by us or terminated by such executive for good cause, he is to receive severance pay equal to three months of salary.  If his employment is terminated for any other reason, he is to receive any compensation earned as of the termination date. Additionally, Mr. Carlson agreed that he would not directly or indirectly, compete with us for a period of six months following the termination of his employment with us as an employee, employer, consultant, agent, investor, principal, partner, stockholder, corporate officer or Director of any entity (except as provided in the Carlson Employment Agreement).  Additionally, Mr. Carlson is also prohibited from competing against us in connection with certain of our operations until August 17, 2017, as described in greater detail below under “Non-Competition and Non-Solicitation Agreement” (page 23).

Matthew Lieb, Chief Operating Officer

With an effective date of April 16, 2009, we entered into an employment agreement with Matthew Lieb.  Pursuant to the terms of the employment agreement, Mr. Lieb is to serve as our Chief Operating Officer for a term of four years, renewable for additional one year periods thereafter, which agreement was automatically renewed for an additional one year period on April 16, 2013.  Pursuant to the employment agreement, so long as Mr. Lieb is employed by us for 12 months following the termination of his employment, Mr. Lieb is prohibited from competing with us. Pursuant to the employment agreement, Mr. Lieb was to receive a salary of $150,000 per year, which was amended, effective in February 2011 to provide for a salary of $75,000 per year.

If Mr. Lieb’s employment agreement is terminated without cause by us or for good reason by such executive, he is to receive six months of severance pay.  If his employment is terminated for any other reason, he is to receive any compensation earned as of the termination date.

Mr. Lieb was also granted options in connection with the entry into his employment agreement.  Mr. Lieb was granted options to purchase 200,000 shares, of which options to purchase 25,000 shares vested immediately and options to purchase 175,000 shares are to vest quarterly, at the rate of 10,937 per quarter, over the sixteen fiscal quarters following the first fiscal quarter after the effective grant date of the options, subject to acceleration and forfeiture as provided in the option agreement.  The exercise price of the option grants was set by the Board of Directors, based on the closing bid price of our common stock on May 9, 2009, at $0.50 per share, which includes the effects of the December 2008 1:10 reverse stock split of our common stock, which has been retroactively reflected herein.

Greg Wallace, Vice President of Refining and Marketing

On or around February 22, 2010, with an effective date of April 16, 2009, we entered into an Employment Agreement with Greg Wallace, pursuant to which Mr. Wallace agreed to serve as our Vice President of Refining and Marketing (the “Wallace Employment Agreement”).  The Wallace Employment Agreement incorporated certain terms and conditions of a pre-existing employment agreement between Mr. Wallace and Holdings.   The Wallace Employment Agreement remains in effect until July 14, 2013, unless terminated earlier as described below. Mr. Wallace received a base salary of $125,000 for the twelve month period ending April 15, 2010 pursuant to the terms of the Wallace Employment Agreement and $135,000 per year for each remaining twelve month period during the term of the agreement.  Mr. Wallace also received stock options to purchase an aggregate of 100,000 shares of our common stock at $0.45 per share, vesting at the rate of ¼ of such options per year, which were granted to Mr. Wallace on July 15, 2009, and stock options to purchase an aggregate of 124,000 shares of our common stock at an exercise price of $1.20 per share, vesting at the rate of ¼ of such options per year, which were granted to Mr. Wallace on May 16, 2008, which options are subject to the terms and conditions of the Stock Option Agreements evidencing such grants.

The Wallace Employment Agreement can be terminated by the Company for any reason, including for “Cause” – defined as a vote by our Board of Directors that Mr. Wallace should be dismissed as a result of (i) the commission of any act by Mr. Wallace constituting financial dishonesty against us (which act would be chargeable as a crime under applicable law); (ii) Wallace’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment, which, as determined in good faith by the Board of Directors is reasonably likely to: (A) materially adversely affect the business or the reputation of us with our current or prospective customers, suppliers, lenders and/or other third parties with whom it might do business; or (B) negligently expose us to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by Mr. Wallace to follow the directives of the Board of Directors; or (iv) Mr. Wallace’s inadequate performance of his duties to us, if not cured within thirty days of notice from us.

The Wallace Employment Agreement can be terminated by Mr. Wallace for any reason, including “Good Reason”, which is defined as (i) the assignment to Mr. Wallace of any duties materially inconsistent with Mr. Wallace’s positions, duties, authority, responsibilities and reporting requirements as provided in the Wallace Employment Agreement; or (ii) us or the Board of Directors taking any action which would require Mr. Wallace to be based outside of Houston, Texas, subject to the exclusions described in further detail in the Wallace Employment Agreement.

In the event the Wallace Employment Agreement is terminated by us for Cause, or by reason of Mr. Wallace’s death, or if Mr. Wallace terminates the Wallace Employment Agreement for any reason other than Good Reason, Mr. Wallace is due any and all salary and other compensation earned by him as of the date of termination.  In the event the Wallace Employment Agreement is terminated other than for Cause by us, by reason of Mr. Wallace’s disability, or by Mr. Wallace for Good Reason, Mr. Wallace is due severance pay equal to 10 weeks’ salary, if the termination occurs prior to June 30, 2010; and equal to 10 weeks of severance pay, plus two additional weeks of severance pay for each year that has passed since June 30, 2010.  Additionally, Mr. Wallace agreed that he would not directly or indirectly, compete with us for a period of six months following the termination of his employment with us as an employee, employer, consultant, agent, investor, principal, partner, stockholder (except as provided in the Wallace Employment Agreement), corporate officer or Director of any entity. Mr. Wallace is also prohibited from competing against us in connection with certain of our operations until August 17, 2017, as described in greater detail below under “Non-Competition and Non-Solicitation Agreement” (page 23).

We have subsequently entered into various addendums to the employment agreement with Mr. Wallace, the latest of which was entered into in June 2012.  Pursuant to the addendums, in the event we earn “Adjusted Gross Margin” (equal to Gross Margin minus general and administrative overhead directly related to the segments of our Refining and Marketing divisions which relate to business conducted in Port Arthur, Texas, and which are managed by Mr. Wallace and excluding our proprietary Thermal Chemical Extraction Process (“TCEP”)), for the years ended December 31, 2011, 2012, 2013 or 2014, we agreed to pay Mr. Wallace a bonus equal to 10% of such Adjusted Gross Margin for each applicable year.  The payment of the bonus is paid based on the payment schedule set forth in the addendums.  For the year ended December 31, 2011, Mr. Wallace was due a bonus of $272,821, which amount was paid to Mr. Wallace during fiscal 2012.  For the year ended December 31, 2012, Mr. Wallace is due a bonus of $343,630. Additionally, in the event that yearend Adjusted Gross Margin exceeds certain pre-approved thresholds ($2,477,393 in the 2012 year), Mr. Wallace is able to earn an additional bonus equal to 5% of Adjusted Gross Margin (which contributed $31,963 to the $343,630 bonus amount described above).  We also agreed to pay Mr. Wallace a bonus of 15% of any Adjusted Gross Margin for the year ended December 31, 2015.  Mr. Wallace ceases to earn any bonuses upon such time as his employment with us is terminated.

John Strickland, Manager of Supply and Trading

On or around July 2012, with an effective date of September 1, 2012, we entered into an Employment Agreement with John Strickland, pursuant to which Mr. Strickland agreed to serve as our Manager of Supply and Trading (the “Strickland Employment Agreement”).  Mr. Strickland is to receive a base salary of $150,000 per year during the term of the agreement, which continues until August 31, 2017, provided that the agreement automatically extends for additional one (1) year periods in the event that neither party provides the other written notice of their intent not to automatically extend such agreement at least sixty (60) days prior to the end of the then current term of such agreement.

The Strickland Employment Agreement can be terminated by us for any reason, including for “Cause” – defined as (i) Mr. Strickland materially breaching any obligation, duty, covenant or agreement under the agreement, which breach is not cured or corrected within thirty (30) days of written notice thereof from the Company (if curable pursuant to the terms of the agreement); (ii) Mr. Strickland commits any material act of misappropriation of funds or embezzlement; (iii) Mr. Strickland commits any material act of fraud; or (iv) Mr. Strickland is convicted of, or pleads guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law.

The Strickland Employment Agreement can be terminated by Mr. Strickland for any reason, including “Good Reason”, which is defined as (a) without Mr. Strickland’s consent, his position or duties are modified by the Company to such an extent that his duties are no longer consistent with the position provided for in the employment agreement, (b) there has been a material breach by us of a material term of the agreement or Mr. Strickland reasonably believes that we are violating any law which would have a material adverse effect on our operations and such violation continues uncured following thirty (30) days after written notice of such violation or breach by us, (c) Mr. Strickland’s compensation is reduced without Mr. Strickland’s consent,  (d) Mr. Strickland is forced by us to permanently move more than thirty (30) miles from his current location, or (e) we fail to pay to Mr. Strickland any compensation due to him upon five (5) days written notice from Mr. Strickland informing us of such failure.

If Mr. Strickland’s Employment Agreement is terminated without cause by us or terminated for good cause by Mr. Strickland, he is to receive severance pay equal to six weeks of salary.  If his employment is terminated for any other reason, he is to receive any compensation earned as of the termination date. Additionally, Mr. Strickland agreed that he would not directly or indirectly, compete with us for a period of six months following the termination of his employment with us as an employee, employer, consultant, agent, investor, principal, partner, stockholder, corporate officer or Director of any entity (except as provided in the Strickland Employment Agreement).

        Mr. Strickland was granted options to acquire up to one hundred fifty thousand shares of our common stock in connection with our entry into the agreement described in greater detail above under “Compensation of Officers and Directors”.

Non-Competition and Non-Solicitation Agreement

Effective August 31, 2012, in connection with the Acquisition (described below under “Certain Relationships and Related Party Transactions” – “Recent Acquisition” (page 27)), we entered into a Non-Competition and Non-Solicitation Agreement with Holdings, Mr. Cowart (and an entity which he controlled), Mr. Carlson and Mr. Wallace (the “Non-Compete Parties” and “Non-Competition Agreement”). Pursuant to the Non-Competition Agreement, the Non-Compete Parties agreed, through themselves and their affiliates, to not directly or indirectly conduct, control or participate in the business of transporting, storing, processing and refining petroleum products, crudes and lubricants in the states of Alabama, Arkansas, Arizona, California, Florida, Georgia, Iowa, Illinois, Kentucky, Louisiana, Michigan, North Carolina, Nevada, New York, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee and Texas, for a period of five years.  The Non-Competition Agreement also restricts the Non-Compete Parties from soliciting, inducing or attempting to induce, persuade or entice any employee of Vertex Acquisition Sub or its subsidiaries, which was an employee prior to the Acquisition, to leave their employment, subject to certain limited exceptions described in the Non-Competition Agreement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In January 2011, affiliates of Trellus Management Company, LLC exercised warrants to purchase 40,000 shares of our common stock, in consideration for $4,000 being paid in connection with the exercise of such warrants (which had an exercise price of $0.10 per share).

In October 2012, affiliates of Trellus Management Company, LLC converted 1,250,346 shares of our Series A Preferred Stock (held by its affiliates) into 1,250,346 shares of our common stock.

The Company has previously and continues (from time to time) to sell feedstock to Westport, which Mr. Harvey, who became a Director of the Company effective January 2, 2013, served as a Vice President of from November 1987 to June 2012.

On April 16, 2009, we consummated the transactions contemplated by the Amended and Restated Agreement and Plan of Merger dated May 19, 2008, by and between Holdings, us, World Waste Technologies, Inc., a California corporation (“WWT” or “World Waste”), Vertex Merger Sub, LLC, a California limited liability company and our wholly-owned subsidiary ("Merger Subsidiary"), and Benjamin P. Cowart, our Chief Executive Officer, as agent for our stockholders (as amended from time to time, the “Merger Agreement”).  In connection therewith, World Waste merged with and into Merger Subsidiary, with Merger Subsidiary continuing as the surviving corporation and becoming our wholly-owned subsidiary (the "Merger").   In connection with the Merger our operations changed to those of Merger Subsidiary, an environmental services company that recycles industrial waste streams and off-specification commercial chemical products with a primary focus on recycling used motor oil and other petroleum by-products.

Following the Merger, certain related parties and other parties affiliated with Mr. Cowart and VTX, Inc., which is wholly-owned by Mr. Cowart, our Chief Executive Officer, Chairman and largest shareholder, which was the general partner of all of the entities described below, continued to have significant relationships and affiliations with the Company as described below.  Such relationships and affiliations continued until September 11, 2012, when the transactions contemplated by the Acquisition (described in greater detail below under “Recent Acquisition”) were consummated and the Company acquired 100% of the equity interests in Vertex Acquisition Sub, which owned all of the equity interests in Cedar Marine Terminals, L.P. ("CMT"); Crossroad Carriers, L.P. ("Crossroad"); Vertex Recovery, L.P. ("Vertex Recovery"); and H&H Oil, L.P. ("H&H Oil"), and certain real property previously owned by B & S Cowart Family L.P. (“B&S LP”) and located in Baytown, Texas and Pflugerville, Texas prior to closing. Mr. Cowart directly or indirectly owned a 77% interest in Holdings and a 100% interest in B&S LP.  Additionally, Chris Carlson, our Chief Financial Officer, owned a 10% interest in Holdings.

The following information describes certain related parties and affiliates and their relationships with us which existed between the date of the Merger and the date of the closing of the Acquisition (described and defined below under “Recent Acquisition”).  Subsequent to the closing of the Acquisition, we have ownership of all of the entities described below.

Vertex Holdings (“Holdings”)

We previously sub-leased office space from Holdings at our current principal executive office located at 1331 Gemini St., Suite 250, Houston, Texas 77058. Such lease was acquired as part of the Acquisition.  Pursuant to the lease, we rent approximately 5,893 square feet of office. The office rent is $9,723 per month from July 1, 2012 to June 30, 2013; $10,068 per month from July 1, 2013 to June 30, 2015; and $10,411 from July 1, 2015 to June 30, 2017, and the lease expires on June 30, 2017.

CrossRoad Carriers

Crossroad is a transportation company engaged in the transporting of petroleum fuels, bio fuels, and chemicals, and was 95.1% owned by Holdings prior to the closing of the Acquisition. Crossroad provides transport services for us as well as for various third parties. The total costs and terms associated with the transportation fees that Crossroad charged us (before Crossroad was 100% owned by us as a result of the Acquisition) are substantially similar to the terms granted to Crossroad’s other clients (including Holdings), which we believe are approximate current market rates.

Approximately 60% of feedstock that comes into us is transported by Crossroad, and 85-90% of our trucking needs are fulfilled by Crossroad.

Vertex Recovery

Vertex Recovery is a generator solutions company for the proper recycling and management of petroleum products, and was 99% owned by Holdings prior to the closing of the Acquisition. Vertex Recovery receives used petroleum products from various third parties and generally works as a broker for used petroleum products. Vertex Recovery previously sold products to us and/or acted as a broker in connection with sales. Approximately 25-35% (including H&H and H&H Baytown (described below)) of our total feedstock comes from Vertex Recovery.

Vertex Recovery’s previously established business practice was for us to have the first option to accept or not to accept any feedstock streams which Vertex Recovery becomes aware of at the current market price.

Vertex Recovery is a “third-party supplier” - a company that collects used petroleum products (“Feedstock”) from various Generators and then resells such feedstock. A “Generator” is any person or entity whose activity or process produces used oil or whose activity first causes used oil to be subject to regulation (for example, an automotive service center that performs oil changes). We are not currently a Generator, but only a purchaser of feedstock through Vertex Recovery and/or through alternative third party suppliers.

H&H Oil (Austin, Texas) (“H&H Oil”)

H&H Oil is a used oil collection business unit. H&H Oil previously sold product to us and third parties. Historically, approximately 10% of our feedstock has come from H&H Oil, and approximately 40% of H&H Oil’s feedstock has been sold to us.

H&H Oil (Baytown, Texas) (“H&H-Baytown”)

H&H Baytown is a used oil collection business unit. H&H Baytown previously sold product to us. Historically, approximately 10% of our feedstock has come from H&H Baytown, and approximately 65% of H&H-Baytown’s feedstock has been sold to us.

H&H Oil (Corpus Christi, Texas) (“H&H-Corpus”)

H&H Corpus is a used oil collection business unit. H&H Corpus previously sold product to us.  Historically, approximately 1% of our feedstock has come from H&H Corpus, and approximately 5% of H&H-Corpus’s feedstock has been sold to us.

Cedar Marine Terminal

CMT is a marine terminal previously 99% owned by Holdings (currently 100% owned by us following the consummation of the transactions contemplated by the Acquisition) that is engaged in the storage and terminaling of petroleum fuels. CMT was previously contracted to store products for us and Holdings, as well as third parties. CMT’s general partner was VTX, Inc., which is owned and controlled by Benjamin P. Cowart, our Chief Executive Officer, Chairman and largest shareholder.

Approximately 40% of our feedstock is terminaled and stored at CMT. Historically, approximately 80% of the feedstock that is terminaled at CMT belongs to us, with an additional approximately 10% owned by companies affiliated with Holdings (which have since been acquired by us pursuant to the Acquisition). The remaining approximately 10% belongs to an unrelated third party.

CMT is the operator of our TCEP (which was previously licensed from CMT, but has since been acquired as a result of the Acquisition), a process infrastructure located at the Cedar Marine Terminal, operated and managed by CMT, consisting of multiple tanks, associated piping and proprietary design and engineering for the thermal/chemical extraction of used motor oil. Pursuant to the Operating and Licensing Agreement described below, we previously licensed the technology from CMT, at a price equal to the documented development costs plus 10%.  CMT operates the actual TCEP technology and we previously paid CMT the cost of operations plus 10%.

Additionally, pursuant to an Asset Transfer Agreement and the terms of the Merger, Vertex was required to pay $1.6 million to Holdings, which has been paid to date.

We previously leased approximately 30,000 barrels in storage capacity for our Black Oil division at CMT, located in Baytown, Texas. The monthly lease expense was $22,500.

We previously leased approximately 45,000 barrels in storage capacity for our TCEP at CMT, located in Baytown, Texas.  The monthly lease expense was $45,000.

Affiliated Employees

Certain of our employees previously spent a portion of their time working on behalf of companies that were affiliates of Mr. Cowart. These employees were not compensated by us for any time dedicated to those companies.  Subsequent to the closing of the Acquisition, we believe that the total time spent by our employees working on non-Company related enterprises, including those affiliated with Mr. Cowart, will be minimal.

Services Agreement

In connection with the Merger, we and Holdings entered into a Services Agreement (the “Services Agreement”).  Pursuant to the Services Agreement, Holdings (through its various affiliates) agreed to perform services for us, billed at the lesser of (a) the rates Holdings charges to non-affiliates, and

(b) rates less than the amount Holdings charges to non-affiliates as mutually agreed between the parties, including the following:

•	Transportation services through Crossroad for the transportation of our feedstock and refined and re-refined petroleum products;

•
Environmental compliance and regulatory oversight services to be performed by Vertex Residual Management Group LP. (which entity was subsequently dissolved and no longer provides services to the Company); and

•	Terminaling services through CMT for the storage and loading out of feedstock by barge, unless such services are covered under a separate agreement entered into between the Parties.

The Services Agreement was terminated as a result of the closing of the Acquisition, as we acquired the assets and operations of Crossroad and CMT.

Operating and Licensing Agreement

Additionally, in connection with the Merger and effective as of the effective date of the Merger, we and CMT entered into an Operating and Licensing Agreement.  Pursuant to the Operating Agreement, CMT agreed to provide services to us in connection with the operation of the Terminal run by CMT, and the operations of and use of TCEP, in connection with a Terminaling Agreement by and between CMT and us.  Additionally, we had the right, following the payment of the R&D Costs (as defined below) to use the first 33,000 monthly barrels of the capacity of TCEP pursuant to the terms of the Operating Agreement, with CMT being provided the right to use the next 20,000 barrels of capacity and any additional capacity allocated pro rata (based on the percentages above), subject to separate mutually agreeable allocations.

The Operating Agreement had a term expiring on February 28, 2017, and could be terminated (a) by the mutual consent of both parties, (b) with thirty days prior written notice, if any term of the agreement is breached, by the non-breaching party, or (c) at any time after the R&D Costs (as defined below) are paid and Mr. Cowart’s employment has been terminated by us; provided that the parties intended for the rights granted pursuant to the License (defined below) to be perpetual.

In consideration for the services to be rendered pursuant to the Operating Agreement, we agreed to pay CMT its actual costs and expenses associated with providing such services, plus 10%, subject to a maximum price per gallon of $0.40, subject to TCEP meeting certain minimum volume requirements as provided in the agreement.  The maximum price to be paid per gallon was subject to change based on the mutual agreement of both parties.

Pursuant to the Operating Agreement, we also had the right to a non-revocable, non-transferable, royalty-free, perpetual (except as provided in the agreement) license to use the technology associated with the operations of TCEP in any market in the world, provided that we pay CMT the documented net development costs of TCEP.  As of December 31, 2012, the unamortized basis of the licensing agreement was approximately $2,043,000, which was reclassified to intangible assets on the date of the Acquisition.

The Operating Agreement was terminated as a result of the closing of the Acquisition, as we acquired the assets and operations of CMT, including all rights to TCEP.

All of the transactions described above, and the Acquisition below, were approved and ratified by our Related Party Transaction Committee (described in greater detail above under “Corporate Governance” – “Related Party Transaction Committee” on page 8 and 12), after taking into account various factors, including (i) the relationships of the related parties described above to us; (ii) the material facts underlying each transaction; (iii) the anticipated benefits to us and related costs associated with such benefits; (iv) whether comparable products or services were available; and (v) the terms we could receive from an unrelated third party.  Our Related Party Transaction committee will similarly review any related party transactions moving forward.

Right of First Refusal Agreement

Effective as of the date of the Merger, we had the right, pursuant to a Right of First Refusal Agreement, to (a) match any third-party offer to purchase Holdings, or any of its subsidiaries or assets (the “Property”) within thirty (30) days of the date such offer is received by Vertex, and (b) following the expiration of eighteen (18) months following the effective date of the Merger, to purchase any of the Property at a price to be determined by an independent third-party evaluation expert mutually agreed upon by the parties.

Recent Acquisition

Effective as of August 31, 2012, we acquired 100% of the outstanding equity interests of Vertex Acquisition Sub, LLC (“Acquisition Sub”), a special purpose entity consisting of substantially all of the assets of Holdings and real-estate properties of B&S LP (the “Acquisition”).  Prior to closing the Acquisition, Holdings contributed to Acquisition Sub substantially all of its assets and liabilities relating to the business of transporting, storing, processing and re-refining petroleum products, crudes and used lubricants, including all of the outstanding equity interests in Holdings’ wholly-owned operating subsidiaries, CMT; Crossroad; Vertex Recovery; and H&H Oil, and B&S LP contributed real estate associated with the operations of H&H Oil.

We paid the following consideration for 100% of the equity interests in Acquisition Sub (i) to Holdings, (a) $14.8 million in cash and assumed debt; and (b) 4,545,455 million restricted shares of our common stock; and (ii) to B&S LP, $1.7 million cash consideration, representing the appraised value of certain real estate contributed by B&S LP to Acquisition Sub.  Additionally, for each of the three one-year periods following September 11, 2012, Holdings will be eligible to receive earn-out payments of $2.23 million, up to $6.7 million in the aggregate, contingent on the combined company achieving adjusted EBITDA targets of $10.75 million, $12.0 million and $13.5 million, respectively, in those periods. $1.0 million of the purchase price will be held in escrow for 18 months to satisfy indemnity claims.

Benjamin P. Cowart, our Chief Executive Officer, President, Chairman and largest shareholder directly or indirectly owned a 77% interest in Holdings and a 100% interest in B&S LP.  Additionally, Chris Carlson, our Chief Financial Officer, owned a 10% interest in Holdings.

Effective August 31, 2012, in connection with the Acquisition, we entered into the Non-Competition Agreement with Holdings, Mr. Cowart (and an affiliated entity), Mr. Carlson and Mr. Wallace, described in greater detail above under “Executive Compensation” – “Non-Competition and Non-Solicitation Agreement”.

Related Party Revenues and Inventory Purchases

The Company had revenues from related parties of $0 and $17,978 and inventory purchases from related parties of $9,569,772 and $12,678,982 for the years ended December 31, 2012 and 2011, respectively. The Company also incurred process costs of $5,331,195 and $7,395,849 for the years ended December 31, 2012 and 2011, respectively.  The costs arise from the TCEP operating agreement with CMT (which entity was acquired as part of the Acquisition), whereby we paid up to $0.40 per gallon of processing costs.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file reports of their ownership of, and transactions in, our common stock with the SEC and to furnish us with copies of the reports they file. Based solely upon our review of the Section 16(a) filings that have been furnished to us and written representations by our directors and executive officers, we believe that all filings required to be made under Section 16(a) during 2012 were timely made, except that Benjamin P. Cowart, the Company’s Chief Executive Officer, inadvertently did not timely file a Form 4 filing relating to his transfer of shares to a family partnership and the gift of his shares to a third party on December 21, 2012 and December 31, 2012, respectively, which Form 4 was filed on January 4, 2013.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, five directors are to be elected to hold office until the 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified. The Nominating and Corporate Governance Committee has recommended, and the Board of Directors has selected, the following nominees for election: Benjamin P. Cowart, Dan Borgen, David L. Phillips, Christopher Stratton and Timothy Harvey, all of whom are current directors of our company.  John Pimentel, a current member of the Board of Directors, has not been nominated for re-election at the Annual Meeting.

We believe that each of our directors possesses high standards of personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; mature judgment; diversity in professional experience, skills and background and a proven record of success in their respective fields; and valuable knowledge of our business and industry. Moreover, each of our directors is willing to devote sufficient time to carrying out his duties and responsibilities effectively and is committed to serving the Company and our stockholders. Set forth below is a brief description of the specific experiences, qualifications and skills attributable to each of our directors that led the Board, as of the date of this proxy statement, to its conclusion that such director should serve as a director of Vertex. Director nominee ages set forth below are as of  March 31, 2013.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW.

BENJAMIN P. COWART (Age 44)
CHAIRMAN
Director since April 2009

Mr. Cowart has served as our Chairman, Chief Executive Officer and President since April 2009.  Mr. Cowart, the president of the General Partner for Holdings, has been involved in the petroleum recycling industry for over 25 years. Mr. Cowart is the founder of the Vertex group of companies and has served such companies since 2001. As a leader in the recycling field, Mr. Cowart helped pioneer the reclamation industry by developing recycling options for many residual materials once managed as a hazardous waste. Mr. Cowart co-authored the industry's first e-commerce operating system for the digital management of petroleum waste and residual materials. Mr. Cowart was awarded the 2003 Business Man of the Year from The National Republican Congressional Committee, and served on NORA's Board of Directors and as President in 2008. Mr. Cowart has taken an active role in the petroleum industry with his involvement in speaking, consulting, chairing, and serving on various committees and industry associations. Prior to the formation of Holdings, Mr. Cowart served as the Vice President of Aaron Oil Company, a regional recycler in Alabama.

Director Qualifications:

Mr. Cowart has extensive industry knowledge as well as a deep knowledge as our founder, of our history, strategy and culture.  Having led us as CEO and founder, Mr. Cowart has been the driving force behind the strategy and operations that have led to our growth thus far.  His experience at the various levels of the industry over the past 25 years brings valued insight to all of our facets.

DAN BORGEN (Age 52)
Director since June 2008

Mr. Borgen currently serves as Chairman, Chief Executive Officer and President of U.S. Development Group LLC ("USD"), where he has worked since May 1995. In his current role, Mr. Borgen guides all senior aspects of USD's corporate activities. USD is comprised of wholly-owned subsidiaries that focus on industrial development, logistics, products terminaling, power corridors, financial services and gasification. In addition to his work with USD, Mr. Borgen has served as President of U.S. Right-of-Way Corporation since June 1993. Prior to this, Mr. Borgen worked for eleven years as an investment banker serving as Merger & Acquisition Director, Portfolio Manager and as a member of the Executive Committee for strategic planning and development. His activities were focused on manufacturing, food service, oil and gas exploration/production, telecommunications, banking and Western European finance. In his capacity as an investment banker, Mr. Borgen served as Vice President of The Oxford Group from July 1990 to June 1993, Vice President/Principal of The Paramount Companies from July 1985 to April 1990 and Manager - Investor Relations of Invoil Inc. from April 1982 to June 1985.

Director Qualifications:

With his extensive background in business operations, finance, deal structures and capital markets, Mr. Borgen brings a unique portfolio of business expertise to us.  A large part of Mr. Borgen’s executive experience has been in the operations and logistics segment of the petroleum industry.  His service and leadership with leading organizations in financial and operational roles reflects his expertise in navigating opportunities that complex organizations such as us face.

DAVID L. PHILLIPS (Age 56)
Director since June 2008

Mr. Phillips is currently the Managing Partner of Bilateral Initiatives LLP, an international business-to-business consulting firm specializing in providing key strategic expansion and corporate growth advice to the chairman and chief executive level members of various firms. Mr. Phillips is also Managing Partner of Phillips International Law Group PLLC, a worldwide recognized international law firm specializing in mergers, acquisitions, project development and EPC construction work with a focus on the international energy landscape in the oil, gas, chemical and power downstream sector and the alternative energy industry. Mr. Phillips' clients include worldwide energy companies, including several Middle East National Oil Companies. Prior to his founding of Bilateral Initiatives LLP and the Phillips International Law Group, Mr. Phillips was a partner at the law firm of Jackson Walker LLP from May 2002 until May 2008 and chaired several of the firm's practice areas over that period. Prior to working at Jackson Walker LLP, from May 1995 to May 2002, Mr. Phillips served as a chief executive officer in the former KeySpan Energy Corporation, a $14 billion public energy conglomerate based in New York City, and as a member of the board of directors of certain KeySpan subsidiaries. From June 1991 to May 1995, Mr. Phillips served as chief executive officer in Equitable Resources, Inc. (“Equitable”), a $6 billion public gas utility holding company based in Pittsburgh, Pennsylvania, and as a member of the board of directors of certain of Equitable’s subsidiaries. Mr. Phillips also served as the General Counsel to Eastex Energy Inc., a public midstream energy company, from June 1985 to May 1991, which was later acquired by El Paso Energy and ultimately Enterprise Products LP.

In addition to his current roles at Bilateral Initiatives LLP and Phillips International Law Group PLLC, Mr. Phillips is the Chairman of the Board of Directors and the Executive Board of Advisors, Ambassadors, Ministers & Former US Cabinet Secretaries of the Bilateral US Arab Chamber of Commerce.

Mr. Phillips received his bachelor's degree from the University of Texas in August 1984 and his Juris Doctor from the South Texas College of Law in August 1988. Mr. Phillips is a member of the State Bar of Texas, International Bar Association, American Bar Association, and the Houston Bar Association. He is also a member of the Oil, Gas & Energy Law Section, the Business Law Section, and the Corporate Counsel Section of the State Bar of Texas and Houston Bar Association. Additionally, he is a member of the Natural Resources, Energy and Environmental Law Section of the American Bar Association & International Bar Association.

Director Qualifications:

Mr. Phillips has had a long and successful career in the energy sector serving in various capacities, having been the CEO, legal counsel and board member of various large public companies.  In addition to his extensive experience in oil and gas, he was also a partner in the law firm of Jackson Walker, LLP.  Mr. Phillips background brings insights into corporate structure and project development, along with expansion and corporate growth.

CHRISTOPHER STRATTON (Age 44)
Director since July 2010

Mr. Stratton served as our Chief Financial Officer between August 24, 2009 and June 2010.   Since June 2010, Mr. Stratton has served as Chief Financial Officer of Pro Energy Services.  Mr. Stratton served as Director of Finance for CITI in the Global Commodities Group, until August 2009, a position which he held since June 2005.  Prior to joining CITI, Mr. Stratton served as a Senior Manager with PricewaterhouseCoopers, LLC, from July 1998 to June 2005.  From May 1990 to July 1997, Mr. Stratton co-founded and was employed as Vice President by Marketlink International, Inc., an international trade company which performed commodity trading of industrial products throughout North America, South America, Europe and Asia.  Mr. Stratton obtained his Bachelor of Business Administration in Accounting from Baylor University in 1991 and his Master of Business Administration (Finance and Entrepreneurship) from Rice University in 1999.  Mr. Stratton is also a Certified Public Accountant.  He is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the Rice University Jones Graduate School of Management Partners.

Director Qualifications:

With his extensive background in auditing, accounting, finance, risk and capital markets, Mr. Stratton brings a strong grasp of how to deploy assets and optimize a company’s capital structure to us.  He also brings a good understanding of commodity markets and hedging strategies for risk management, which is beneficial to us and the Board.

TIMOTHY C. HARVEY (Age 55)
Director since January 2013

Mr. Harvey served as a Vice President of Oil Trading at Westport Petroleum, Inc. (“Westport”), which operates in the petroleum trading, blending and transportation industries, from November 1987 to June 2012, during which time he specialized in Black Oil trading. From May 1986 to October 1987, Mr. Harvey served in an oil trading position with Shell International, providing services in throughput trading and sourcing. From May 1984 to May 1986, Mr. Harvey served as a supply trading analyst with Shell Oil Company. From June 1980 to May 1984, Mr. Harvey served as a logistics analyst with Shell Chemical Company. Mr. Harvey obtained his Bachelor’s degree from the University of Tennessee at Knoxville in Business Marketing and Transportation in 1980.

Director Qualifications:

We believe that Mr. Harvey’s 20+ years of experience in oil trading and sourcing provides him unique and specialized knowledge which qualifies him to serve on the Company’s Board of Directors.

What Vote Is Required To Elect The Director Nominees

A plurality of the votes cast in person or by proxy by the holders of our common stock and Series A Convertible Preferred Stock entitled to vote at the Annual Meeting are required to elect each director. A plurality of the votes cast means (1) the director nominee with the most votes for a particular seat is elected for that seat; and (2) votes cast shall include votes to “withhold authority” (shown as “AGAINST” on the enclosed form of proxy) and exclude abstentions with respect to that director’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within ten days of the Annual Meeting) will not be counted in determining the number of votes cast with respect to that director’s election.

Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to the persons named as agents and proxies in the enclosed form of proxy to vote for a substitute.

Pursuant to our bylaws, the Board has set the number of directors that shall constitute the Board at six, provided that the Board will have one vacancy following the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2

RATIFICATION OF THE COMPANY’S 2013 STOCK INCENTIVE PLAN

What are the stockholders being asked to approve?

Effective on April 25, 2013, the Company's Board of Directors adopted, subject to the ratification of our shareholders, the Company's 2013 Stock Incentive Plan (the "Plan") in the form of the attached Appendix A.

The following is a summary of the material features of the Plan:

What is the purpose of the Plan?

The Plan is intended to secure for the Company the benefits arising from ownership of the Company's common stock by the employees, officers, directors and consultants of the Company, all of whom are and will be responsible for the Company's future growth. The Plan is designed to help attract and retain for the Company, personnel of superior ability for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services to the Company and to motivate such individuals through added incentives to further contribute to the success of the Company.

Who is eligible to participate in the Plan?

The Plan will provide an opportunity for any employee, officer, director or consultant of the Company, except for instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company's securities, subject to any other limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company's success, and such other factors as the Board in its discretion shall deem relevant.

Who will administer the Plan?

The Plan shall be administered by either (a) the Compensation Committee; or (b) the entire Board of Directors of the Company, as determined from time to time by the Board of Directors (the “Administrator”). The Administrator shall have the exclusive right to interpret and construe the Plan, to select the eligible persons who shall receive an award, and to act in all matters pertaining to the grant of an award and the determination and interpretation of the provisions of the related award agreement, including, without limitation, the determination of the number of shares subject to stock options and the option period(s) and option price(s) thereof, the number of shares of restricted stock or shares subject to stock awards or performance shares subject to an award, the vesting periods (if any) and the form, terms, conditions and duration of each award, and any amendment thereof consistent with the provisions of the Plan.

How much common stock is subject to the Plan?

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company's common stock, the maximum aggregate number of shares of common stock which may be issued pursuant to awards under the Plan is 1,575,000 shares. Such shares of common stock shall be made available from the authorized and unissued shares of the Company.

How many securities have been granted pursuant to the Plan since its approval by the Board of Directors?

No securities have been granted or issued pursuant to the Plan prior to the date of this proxy statement.

Does the Company have any present plans to grant or issue additional securities pursuant to the Plan?

The Board currently anticipates granting options to purchase shares of the Company’s common stock to Timothy Harvey, a director of the Company shortly after approval of the Plan by the shareholders, but does not otherwise have current plans to make any additional grants of options or to issue any securities under the Plan. The Board has not made any definitive decision as of the date of this proxy statement as to the number of or terms of the options which may be granted to Mr. Harvey and therefore has no definitive information regarding the market value of such option grants or the federal income tax consequences of such securities to the recipient and the Company. The Company believes that the authorization of such Plan will however provide the Company greater flexibility at such time in the future, if ever, as the Company’s Board of Directors believes it is in the best interest of the Company to grant or issue additional securities pursuant to the Plan.

What will be the exercise price and expiration date of additional options and awards under the Plan?

The Board of Directors, in its sole discretion, shall determine the exercise price of any Options granted under the Plan which exercise price shall be set forth in the agreement evidencing the Option, provided however that at no time shall the exercise price be less than the $0.001 par value per share of the Company's common stock. Additionally, the Board of Directors has the sole discretion over the authorization of any stock awards.

What equitable adjustments will be made in the event of certain corporate transactions?

Upon the occurrence of:

(i)
the adoption of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation;

(ii)	the approval by the Board of Directors of an agreement providing for the sale or transfer (other than as security for obligations of the Company) of substantially all of the assets of the Company; or

(iii)
in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 20% of the Company's voting capital stock by any person within the meaning of Rule 13d-3 under the Securities Act of 1933, as amended (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company);

and unless otherwise provided in the award agreement with respect to a particular award, all outstanding stock options shall become immediately exercisable in full, subject to any appropriate adjustments, and shall remain exercisable for the remaining option period, regardless of any provision in the related award agreement limiting the ability to exercise such stock option or any portion thereof for any length of time. All outstanding performance shares with respect to which the applicable performance period has not been completed shall be paid out as soon as practicable; and all outstanding shares of restricted stock with respect to which the restrictions have not lapsed shall be deemed vested and all such restrictions shall be deemed lapsed and the restriction period ended.

Additionally, after the merger of one or more corporations into the Company, any merger of the Company into another corporation, any consolidation of the Company and one or more corporations, or any other corporate reorganization of any form involving the Company as a party thereto and involving any exchange, conversion, adjustment or other modification of the outstanding shares of the common stock, each participant shall, at no additional cost, be entitled, upon any exercise of such participant's stock option, to receive, in lieu of the number of shares as to which such stock option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such participant would have been entitled to pursuant to the terms of the agreement of merger or consolidation or reorganization, if at the time of such merger or consolidation or reorganization, such participant had been a holder of record of a number of shares of common stock equal to the number of shares as to which such stock option shall then be so exercised.

What happens to options upon termination of employment or other relationships?

The incentive stock options shall lapse and cease to be exercisable upon the termination of service of an employee or director as defined in the Plan, or within such period following a termination of service as shall have been determined by the Board and set forth in the related award agreement; provided, further, that such period shall not exceed the period of time ending on the date three (3) months following a termination of service.  Non-incentive stock options are governed by the related award agreements.

May the Plan be modified, amended or terminated?

The Board of Directors may adopt, establish, amend and rescind such rules, regulations and procedures as it may deem appropriate for the proper administration of the Plan, make all other determinations which are, in the Board's judgment, necessary or desirable for the proper administration of the Plan, amend the Plan or a stock award as provided in Article XI of the Plan, and/or terminate or suspend the Plan as provided in Article XI.

The description of the Plan is qualified in all respects by the actual provisions of the Plan, which is attached to this Proxy Statement as Appendix A.

What vote is required to ratify the Plan?

The ratification of the Company’s 2013 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the outstanding voting shares of the Company, present in person or by proxy at the Annual Meeting.  For the ratification of the Company’s 2013 Stock Incentive Plan, you may vote “FOR” or “AGAINST” or abstain from voting.  If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote “AGAINST” this proposal.  If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares and such non-vote will have the effect of a vote “AGAINST” the ratification of the Company’s 2013 Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
RATIFICATION OF THE COMPANY'S 2013 STOCK INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has selected LBB & Associates Ltd., LLP (“LBB”), as the Company’s independent auditors for the fiscal year ended December 31, 2013, and recommends that the stockholders vote to ratify such appointment.

The Company does not anticipate a representative from LBB to be present at the annual stockholders meeting. In the event that a representative of LBB is present at the Annual Meeting, the representative will have the opportunity to make a statement if he/she desires to do so and the Company will allow such representative to be available to respond to appropriate questions.

AUDIT FEES

The Company previously appointed LBB as the Company’s independent auditors to audit the consolidated financial statements of the Company for the fiscal years ended December 31, 2012 and December 31, 2011.

Following is a summary of the fees expensed relating to professional services rendered by LBB for the fiscal years ended December 31, 2012 and December 31, 2011:

Fee Category	2012 Fees	2011 Fees

Audit Related Fees	$96,639	$68,000
All Other Fees	$14,035	$25,915

Total Fees	$110,674	$93,915

The Audit Committee of the Board has appointed LBB to audit our consolidated financial statements for the year ending December 31, 2013, and such appointment has been approved by the Board. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the shareholders ratify the appointment of LBB as our independent registered public accounting firm.

Ratification of this appointment shall be effective upon the affirmative vote of the holders of a majority of the Company's shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote against ratification of this appointment. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the ratification of the appointment of LBB.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act of 1934, as amended (the “Exchange Act”) and the related rules of the Securities and Exchange Commission (the “SEC”), we are including in this proxy statement a separate proposal, which gives our stockholders the opportunity to approve or not approve the compensation of our named executive officers (as disclosed in this proxy statement) by voting for or against the resolution below (commonly referred to as “Say-on-Pay”). While our Board and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

In considering their vote, stockholders are encouraged to review with care the information regarding our executive compensation program as discussed under “Executive Compensation” (beginning on page 15) and the accompanying compensation tables and narratives (beginning on page 15).

As described under “Executive Compensation”, our Compensation Committee, which is comprised of two independent directors (and Mr. Stratton who is not considered independent), oversees all aspects of our executive compensation program, annually reviews each component of our executive compensation program and seeks to ensure that the compensation program for our executive officers is aligned with the interests of our stockholders and the compensation practices of our peer companies (with whom we compete for executive management personnel). Our executive compensation program is also designed to attract, motivate and retain a highly qualified executive management team and to appropriately reward our executive officers for their contribution to the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value. The Committee is guided by the following key principles in determining the compensation of our executive officers:

•
Competition Among Peers.  The Committee believes that our compensation program should reflect the competitive recruiting and retention conditions in the Company’s industry, so that we can attract, motivate and retain top industry talent.

•
Accountability for Our Performance.  The Committee also believes that our compensation program should be tied in part to our financial and operational performance, so that our executive officers are held accountable through their compensation for the performance of the Company based on our achievement of certain pre-determined financial and operational goals.

•
Accountability for Individual Performance.  In addition, the Committee believes that our compensation program should be tied in part to the executive officer’s achievement of pre-determined individual performance goals, to encourage and promote individual contributions to the Company’s overall performance.

•
Alignment with Stockholder Interests.  Moreover, the Committee believes that our compensation program should be tied in part to our stock price performance through the grant of stock options and stock awards, to further align our executive officers’ interests with those of our stockholders.

We believe that our executive compensation program (1) has played a significant role in our ability to attract, motivate and retain a highly qualified executive team to manage our company, and (2) is structured in the best manner possible to support the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value.

The Board endorses our executive compensation program and recommends that our stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the Company’s 2013 Annual Meeting of Stockholders, pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and narrative discussion, be, and hereby is, APPROVED.”

The Company’s policy (to be approved on a non-binding basis by stockholders as discussed in Proposal 5, below (page 39)) is to provide stockholders with an opportunity to approve the compensation of the named executive officers every three years at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2016 annual meeting of stockholders.

The approval of this proposal requires the affirmative vote of the holders of a majority of the Company’s voting stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions with respect to this proposal will have the effect of a vote against this proposal and broker non-votes (which will occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to this proposal within ten days of the Annual Meeting) will not be counted in determining the number of shares necessary for approval. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” this proposal.

As noted above, the vote solicited by this proposal is advisory in nature and its outcome will not be binding on the Board or the Compensation Committee, nor will the outcome of the vote require the Board or the Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision of the Board or the Compensation Committee, or creating or implying any additional fiduciary duty of the Board or the Compensation Committee. However, the Board and the Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL.

PROPOSAL 5

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF
HOLDING ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in this proxy statement an additional separate proposal, which gives our stockholders the opportunity to vote on how frequently future advisory votes on the compensation of our named executive officers (i.e., “Say-on-Pay” votes) will occur. Stockholders may vote on whether they prefer an advisory vote to occur every one, two or three years (a triennial vote), or they may abstain from voting. While our Board and Compensation Committee intend to carefully consider the stockholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

After careful consideration, the Board recommends that an advisory vote on the compensation of our named executive officers be held every three years. An advisory vote every three years will be the most effective timeframe for the Company to respond to stockholders’ feedback and provide the Company with sufficient time to engage with stockholders to understand and respond to the vote results. The Company also believes a triennial vote would align more closely with the multi-year performance measurement cycle the Company uses to reward long-term performance. Our executive compensation programs are based on our long-term business strategy, which is more appropriately reflected with a three year timeframe. However, the Board recognizes that our stockholders may elect to hold advisory votes on executive compensation more frequently than every three years (i.e., every two years or every three years). Therefore, the Board seeks input from our stockholders regarding the frequency of holding advisory votes on executive compensation.

With respect to this advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers, the voting option (1 year, 2 years or 3 years), if any, that receives the affirmative vote of the holders of a majority of the voting shares present or represented by proxy and entitled to vote at the Annual Meeting will be adopted by our stockholders. Abstentions with respect to this proposal will have the effect of a vote against each of the voting options. Broker non-votes (which will occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to this proposal within ten days of the Annual Meeting) will not be counted in determining the number of shares necessary for approval. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy for “3 YEARS” as to the frequency of holding advisory votes on executive compensation.

As noted above, the vote solicited by this proposal is advisory and its outcome will not be binding on the Board or the Compensation Committee, whether or not it is adopted by the aforementioned voting standard. In evaluating the vote on this proposal, the Board and the Compensation Committee will carefully consider the voting results in their entirety in determining the frequency of holding future advisory votes on the compensation of our named executive officers. If one of the voting options is not adopted by the required vote of our stockholders, the Board and Compensation Committee will evaluate the votes cast for each of the voting options and will deem the voting option receiving the greatest number of votes to be the voting option approved by our stockholders.

   The Company’s policy is to provide stockholders with an opportunity to approve the frequency of holding future advisory votes on executive compensation every three years at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2016 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR “3 YEARS” AS TO THE FREQUENCY OF HOLDING ADVISORY VOTES ON EXECUTIVE COMPENSATION.

STOCKHOLDER PROPOSALS

Proposals for 2014 Annual Meeting of Stockholders and 2014 Proxy Materials

Proposals of holders of our voting securities intended to be presented at our 2014 annual meeting of stockholders and included in our proxy statement and form of proxy relating to such meeting pursuant to Rule 14a-8 of Regulation 14A must be received by us, addressed to our Corporate Secretary, at our principal executive offices at 1331 Gemini Street, Suite 250, Houston, Texas 77058, not earlier than the close of business on February 7, 2014, and not later than the close of business on March 9, 2014, together with written notice of the shareholder's intention to present a proposal for action at the fiscal 2014 annual meeting of stockholders, unless our annual meeting date occurs more than 30 days before or 30 days after June 7, 2014. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the fiscal 2014 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if the first public announcement of the date of the Annual Meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting. The notice must be personally delivered to the Company or sent by first class certified mail, return receipt requested, postage prepaid, and must include the name and address of the shareholder, the number of voting securities held by the shareholder of record, a statement that the shareholder holds such shares beneficially and the text of the proposal to be presented for vote at the meeting, a statement in support of the proposal, and must otherwise comply with Rule 14a-8 of Regulation 14A and the requirements of our bylaws.

The proposal should state as clearly as possible the proposal and should be accompanied by a supporting statement. The proposal, including the accompanying supporting statement, may not exceed 500 words. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable rules and requirements.  As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Voting

Shares may be voted at the Annual Meeting or may be represented by proxy at the meeting by completing and returning the proxy card or voting by telephone, fax or by Internet. If a quorum is present, the affirmative vote of a majority of the shares entitled to vote which are present in person or represented by proxy at the 2013 Annual Meeting is required to ratify the Company’s 2013 Stock Incentive Plan, ratify the appointment of LBB & Associates Ltd., LLP as the Company’s independent auditors for the year ending December 31, 2013, to approve the Company’s executive compensation, and to act on any other matters properly brought before the meeting. Because the vote on the frequency of advisory votes on executive compensation is advisory, there is no standard for determining which frequency has been “adopted” by the stockholders. The directors of the Company are appointed by a plurality of the votes cast.

Shares represented by proxies which are marked or voted “withhold authority” with respect to the election of any one or more nominees for election as directors, proxies which are marked or voted “abstain” on the proposal to approve the Company’s 2013 Stock Incentive Plan, on the proposal to ratify the appointment of LBB & Associates Ltd., LLP as the Company’s independent registered public accounting firm for fiscal 2013, or on the proposal to approve the Company’s executive compensation, and proxies which are marked or voted to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees, against the proposal to approve the Company’s 2013 Stock Incentive Plan, against the proposal to ratify the appointment of LBB & Associates Ltd., LLP as the Company’s independent registered public accounting firm for fiscal 2013, against the proposal to approve the Company’s executive compensation and against such other matters, respectively. Proxies marked or voted “abstain” on the proposal regarding the frequency of advisory votes on executive compensation will not be counted as a vote for any of the three options, and the Board of Directors shall determine the impact of such votes. In addition, under the rules of NASDAQ, the shares present and entitled to vote (excluding broker non-votes) on the proposal to approve the Company’s 2013 Stock Incentive Plan must represent a majority of all votes cast on the proposal.

If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Please note that previously, brokers were allowed to vote uninstructed shares in uncontested director elections or with regard to certain executive compensation matters. However, brokers now can no longer vote uninstructed shares on your behalf in director elections or with regard to executive compensation matters. For your vote to be counted, you must submit your voting instruction form to your broker.

Additional Filings

The Company’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website on the Internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. Information on our website does not constitute part of this proxy statement.

GENERAL

    As of the date of this proxy statement, our management has no knowledge of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting or any adjournment thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the enclosed form of proxy.

OTHER MATTERS

The Board of Directors does not intend to bring any other matters before the Annual Meeting of stockholders and has not been informed that any other matters are to be presented by others.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON:

(a)	No officer or Director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or Director of the Company.

(b)	No Director of the Company has informed the Company that he intends to oppose the action taken by the Company set forth in this information statement.

COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company's principal executive office:

Vertex Energy, Inc.
1331 Gemini, Suite 250
Houston, Texas 77058

By Order of the Board of Directors,

__________________
Benjamin P. Cowart, Chairman

FORM OF PROXY
(SEE ATTACHED)

VERTEX ENERGY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – June 7, 2013 AT 10 A.M.
CONTROL ID:
REQUEST ID:

The undersigned stockholder of VERTEX ENERGY, INC., a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated on or around April 26, 2013, and hereby appoints Benjamin P. Cowart and Chris Carlson (the “Proxies”) proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2013 Annual Meeting of Stockholders of the Company, to be held on June 7, 2013 at 10 A.M. central standard time at Bay Oaks Country Club, 14545 Bay Oaks Boulevard, Houston, Texas 77059, and at any adjournment or adjournments thereof, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting.  You hereby revoke all proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/VTNR
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF VERTEX ENERGY, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1 THROUGH 4 BELOW AND FOR “3 YEARS” FOR PROPOSAL 5 BELOW
Proposal 1	ELECTION OF DIRECTORS	à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
			☐	☐
	Benjamin P. Cowart				☐
	Dan Borgen				☐	CONTROL ID:
	David Phillips				☐	REQUEST ID:
	Christopher Stratton				☐
	Timothy Harvey				☐
Proposal 2	RATIFICATION OF THE COMPANY’S 2013 STOCK INCENTIVE PLAN	à	FOR	AGAINST	ABSTAIN
			☐	☐	☐
Proposal 3	RATIFICATION OF THE APPOINTMENT OF LBB & ASSOCIATES LTD., LLP, AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013	à	FOR	AGAINST	ABSTAIN
			☐	☐	☐
Proposal 4	TO APPROVE, BY NON-BINDING VOTE, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.	à	FOR	AGAINST	ABSTAIN
			☐	☐	☐
Proposal 5	TO RECOMMEND, BY NON-BINDING VOTE, THE FREQUENCY OF HOLDING ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.	à	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
			☐	☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “For” Proposals 1 through 4 and for “3 Years” in Proposal 5, above, and for all such other business as may properly come before the meeting in the sole determination of the Proxies.

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
Dated: ________________________, 2013

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)

APPENDIX A

VERTEX ENERGY, INC.
2013 STOCK INCENTIVE PLAN

ARTICLE I -- PREAMBLE

1.1           This 2013 Stock Incentive Plan of Vertex Energy, Inc. (the "Company") is intended to secure for the Company and its Affiliates the benefits arising from ownership of the Company's Common Stock by the Employees, Officers, Directors and Consultants of the Company and its Affiliates, all of whom are and will be responsible for the Company's future growth.  The Plan is designed to help attract and retain for the Company and its Affiliates personnel of superior ability for positions of exceptional responsibility, to reward Employees, Officers, Directors and Consultants for their services and to motivate such individuals through added incentives to further contribute to the success of the Company and its Affiliates. With respect to persons subject to Section 16 of the Act, transactions under this Plan are intended to satisfy the requirements of Rule 16b-3 of the Act.

1.2           Awards under the Plan may be made to an Eligible Person in the form of (i) Incentive Stock Options (to Eligible Employees only); (ii) Nonqualified Stock Options; (iii) Restricted Stock; (iv) Stock Awards; (v) Performance Shares; or (vi) any combination of the foregoing.

1.3           The Company’s board of directors adopted the Plan effective on April 25, 2013  (the "Effective Date"), subject to approval by the shareholders of the Company to the extent necessary to satisfy the requirements of the Code, the Act, or other applicable federal or state law.  Unless sooner terminated as provided elsewhere in this Plan, this Plan shall terminate upon the close of business on the day next preceding the tenth (10th) anniversary of the Effective Date.  Award Agreements outstanding on such date shall continue to have force and effect in accordance with the provisions thereof.

1.4           The Plan shall be governed by, and construed in accordance with, the laws of the State of Texas (except its choice-of-law provisions).

1.5           Capitalized terms shall have the meaning provided in Article II unless otherwise provided in this Plan or any related Award Agreement.

ARTICLE II -- DEFINITIONS

DEFINITIONS.  Except where the context otherwise indicates, the following definitions apply:

2.1           "Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.2           "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereinafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

2.3           "Award" means an award granted to a Participant in accordance with the provisions of the Plan, including, but not limited to, Stock Options, Restricted Stock, Stock Awards, Performance Shares, or any combination of the foregoing.

2.4           "Award Agreement" means the separate written agreement evidencing each Award granted to a Participant under the Plan.

2.5           "Board of Directors" or "Board" means the Board of Directors of the Company, as constituted from time to time.

2.6           “Bylaws” means the Company’s bylaws as amended from time to time.

2.7           "Change of Control" means (i) the adoption of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the approval by the Board of Directors of an agreement providing for the sale or transfer (other than as security for obligations of the Company) of substantially all the assets of the Company; or (iii) in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 20% of the Company's voting capital stock by any person within the meaning of Rule 13d-3 under the Act (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company).

2.8           "Code" means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

2.9           "Committee" means a committee of two or more members of the Board appointed by the Board in accordance with Section 3.2 of the Plan.

2.10           "Common Stock" means the Company’s common stock.

2.11           "Company" means Vertex Energy, Inc., a Nevada corporation.

2.12           "Consultant" means any person, including an advisor engaged by the Company or an Affiliate to render bona fide consulting or advisory services to the Company or an Affiliate, other than as an Employee, Director or Non-Employee Director.

2.13           "Director" means a member of the Board of Directors of the Company.

2.14           "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

2.15           "Effective Date" shall be the date set forth in Section 1.3 of the Plan.

2.16           "Eligible Employee" means an Eligible Person who is an Employee of the Company or any Affiliate.

2.17           "Eligible Person" means any Employee, Officer, Director, Non-Employee Director or Consultant of the Company or any Affiliate, except for instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities, subject to any other limitations as may be provided by the Code, the Act, or the Board.  In making such determinations, the Board may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board in its discretion shall deem relevant.

2.19           “Employee” means an individual who is a common-law employee of the Company or an Affiliate including employment as an Officer.  Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

2.20           "ERISA" means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

2.21           "Fair Market Value" means:

(a) for purposes of an Incentive Stock Option, if there is a market for the Company’s stock, on a stock exchange or in an over-the-counter market, or otherwise, the Fair Market Value shall be the mean between the highest and lowest quoted selling prices on the valuation date of the Incentive Stock Option, or if there were no sales of the Company’s Common Stock on the valuation date, the Fair Market Value shall be the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the valuation date.  If a valuation pursuant to this paragraph is not available, the appropriate method described in Section 20.2031-2 of the Treasury Regulations adopted under the Code shall be used for the Fair Market Value, and

(b) for all other purposes, the mean between the highest and lowest quoted selling prices of the Common Stock (if actual sales price information on such trading day is not available, the mean between the bona fide bid and asked prices on such trading day shall be used) on the trading day immediately prior to the date on which a determination is being made pursuant to this Section 2.21 (the “Mean Selling Price”), as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if the Common Stock is not traded on NASDAQ, the Mean Selling Price in the over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Fair Market Value shall be the Mean Selling Price on such exchange; and, provided further, that if the Common Stock is not quoted or listed by any organization, the fair value of the Common Stock, as determined by the Board, whose determination shall be conclusive, shall be used.  In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

2.22           "Grant Date" means, as to any Award, the latest of:

(a) the date on which the Board authorizes the grant of the Award; or

(b) the date the Participant receiving the Award becomes an Employee or a Director of the Company or its Affiliate, to the extent employment status is a condition of the grant or a requirement of the Code or the Act; or

(c) such other date (later than the dates described in (a) and (b) above) as the Board may designate and as set forth in the Participant's Award Agreement.

2.23           "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

2.24           "Incentive Stock Option" means a Stock Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and is granted under Article IV of the Plan and designated as an Incentive Stock Option in a Participant's Award Agreement.

2.25           "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 under the Act.

2.26           "Nonqualified Stock Option" means a Stock Option not intended to qualify as an Incentive Stock Option and is not so designated in the Participant's Award Agreement.

2.27           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Act.

2.28           "Option Period" means the period during which a Stock Option may be exercised from time to time, as established by the Board and set forth in the Award Agreement for each Participant who is granted a Stock Option.

2.29           "Option Price" means the purchase price for a share of Common Stock subject to purchase pursuant to a Stock Option, as established by the Board and set forth in the Award Agreement for each Participant who is granted a Stock Option.

2.30           “Outside Director” means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

2.31           "Participant" means an Eligible Person to whom an Award has been granted and who has entered into an Award Agreement evidencing the Award or, if applicable, such other person who holds an outstanding Award.

2.32           "Performance Objectives" shall have the meaning set forth in Article IX of the Plan.

2.33           "Performance Period" shall have the meaning set forth in Article IX of the Plan.

2.34           "Performance Share" means an Award under Article IX of the Plan of a unit valued by reference to the Common Stock, the payout of which is subject to achievement of such Performance Objectives, measured during one or more Performance Periods, as the Board, in its sole discretion, shall establish at the time of such Award and set forth in a Participant's Award Agreement.

2.35           "Plan" means this Vertex Energy, Inc. 2013 Stock Incentive Plan, as it may be amended from time to time.

2.36           “Reporting Person” means a person required to file reports under Section 16(a) of the Act.

2.37           "Restricted Stock" means an Award under Article VII of the Plan of shares of Common Stock that are at the time of the Award subject to restrictions or limitations as to the Participant's ability to sell, transfer, pledge or assign such shares, which restrictions or limitations may lapse separately or in combination at such time or times, in installments or otherwise, as the Board, in its sole discretion, shall determine at the time of such Award and set forth in a Participant's Award Agreement.

2.38           "Restriction Period" means the period commencing on the Grant Date with respect to such shares of Restricted Stock and ending on such date as the Board, in its sole discretion, shall establish and set forth in a Participant's Award Agreement.

2.39           "Retirement" means retirement as determined under procedures established by the Board or in any Award, as set forth in a Participant's Award Agreement.

2.40           “Rule 16b-3” means Rule 16b-3 promulgated under the Act or any successor to Rule 16b-3, as in effect from time to time.  Those provisions of the Plan which make express reference to Rule 16b-3, or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to a Reporting Person.

2.41           "Stock Award" means an Award of shares of Common Stock under Article VIII of the Plan.

2.42           "Stock Option" means an Award under Article IV or Article V of the Plan of an option to purchase Common Stock. A Stock Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

2.43           "Ten Percent Stockholder" means an individual who owns (or is deemed to own pursuant to Section 424(d) of the Code), at the time of grant, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Affiliates.

2.44           "Termination of Service" means (i) in the case of an Eligible Employee, the discontinuance of employment of such Participant with the Company or its Subsidiaries for any reason other than a transfer to another member of the group consisting of the Company and its Affiliates and (ii) in the case of a Director who is not an Employee of the Company or any Affiliate, the date such Participant ceases to serve as a Director. The determination of whether a Participant has discontinued service shall be made by the Board in its sole discretion. In determining whether a Termination of Service has occurred, the Board may provide that service as a Consultant or service with a business enterprise in which the Company has a significant ownership interest shall be treated as employment with the Company.

ARTICLE III – ADMINISTRATION

3.1           The Plan shall be administered by the Board of Directors of the Company.  The Board shall have the exclusive right to interpret and construe the Plan, to select the Eligible Persons who shall receive an Award, and to act in all matters pertaining to the grant of an Award and the determination and interpretation of the provisions of the related Award Agreement, including, without limitation, the determination of the number of shares subject to Stock Options and the Option Period(s) and Option Price(s) thereof, the number of shares of Restricted Stock or shares subject to Stock Awards or Performance Shares subject to an Award, the vesting periods (if any) and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan.  The Board may adopt, establish, amend and rescind such rules, regulations and procedures as it may deem appropriate for the proper administration of the Plan, make all other determinations which are, in the Board’s judgment, necessary or desirable for the proper administration of the Plan, amend the Plan or a Stock Award as provided in Article XI, and terminate or suspend the Plan as provided in Article XI.  All acts, determinations and decisions of the Board made or taken pursuant to the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan or any Award Agreement, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all persons.

3.2           The Board may, to the full extent permitted by and consistent with applicable law and the Company’s Bylaws, and subject to Subparagraph 3.2(b) hereinbelow, delegate any or all of its powers with respect to the administration of the Plan to a Committee consisting of not fewer than two members of the Board each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a Non-Employee Director and as an Outside Director.

(a)           If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not consistent with the provisions of the Plan, as may be adopted from time to time by the Board.

(b)           The Board may abolish the Committee at any time and reassume all powers and authority previously delegated to the Committee.

(c)           In addition to, and not in limitation of, the right of any Committee so designated by the Board to administer this Plan to grant Awards to Eligible Persons under this Plan, the full Board of Directors may from time to time grant Awards to Eligible Persons pursuant to the terms and conditions of this Plan, subject to the requirements of the Code, Rule 16b-3 under the Act or any other applicable law, rule or regulation. In connection with any such grants, the Board of Directors shall have all of the power and authority of the Committee to determine the Eligible Persons to whom such Awards shall be granted and the other terms and conditions of such Awards.

3.3           Without limiting the provisions of this Article III, and subject to the provisions of Article X, the Board is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Participants and to the Company, with respect to an outstanding Award in the event of a Change of Control as described in Article X or other similar event. Such action may include, but shall not be limited to, establishing, amending or waiving the form, terms, conditions and duration of an Award and the related Award Agreement, so as to provide for earlier, later, extended or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, an accelerated release of restrictions or other modifications. The Board may take such actions pursuant to this Section 3.3 by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in an Award and the related Award Agreement, or by taking action with respect to individual Participants from time to time.

3.4           Subject to the provisions of Section 3.9, the maximum aggregate number of shares of Common Stock which may be issued pursuant to Awards under the Plan shall be 1,575,000 shares. Such shares of Common Stock shall be made available from authorized and unissued shares of the Company.

(a)           For all purposes under the Plan, each Performance Share awarded shall be counted as one share of Common Stock subject to an Award.

(b)           If, for any reason, any shares of Common Stock (including shares of Common Stock subject to Performance Shares) that have been awarded or are subject to issuance or purchase pursuant to Awards outstanding under the Plan are not delivered or purchased, or are reacquired by the Company, for any reason, including but not limited to a forfeiture of Restricted Stock or failure to earn Performance Shares or the termination, expiration or cancellation of a Stock Option, or any other termination of an Award without payment being made in the form of shares of Common Stock (whether or not Restricted Stock), such shares of Common Stock shall not be charged against the aggregate number of shares of Common Stock available for Award under the Plan and shall again be available for Awards under the Plan. In no event, however, may Common Stock that is surrendered or withheld to pay the exercise price of a Stock Option or to satisfy tax withholding requirements be available for future grants under the Plan.

(c)           The foregoing subsections (a) and (b) of this Section 3.4 shall be subject to any limitations provided by the Code or by Rule 16b-3 under the Act or by any other applicable law, rule or regulation.

3.5           Each Award granted under the Plan shall be evidenced by a written Award Agreement, which shall be subject to and shall incorporate (by reference or otherwise) the applicable terms and conditions of the Plan and shall include any other terms and conditions (not inconsistent with the Plan) required by the Board.

3.6           The Company shall not be required to issue or deliver any certificates for shares of Common Stock under the Plan prior to:

(a)           any required approval of the Plan by the shareholders of the Company; and

(b)            the completion of any registration or qualification of such shares of Common Stock under any federal or state law, or any ruling or regulation of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable.

3.7           The Board may require any Participant acquiring shares of Common Stock pursuant to any Award under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares of Common Stock for investment purposes and without a view to resale or distribution thereof.  Shares of Common Stock issued and delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state laws, and the Board may cause a legend or legends to be placed on the certificate or certificates representing any such shares to make appropriate reference to any such restrictions. In making such determination, the Board may rely upon an opinion of counsel for the Company.

3.8           Except as otherwise expressly provided in the Plan or in an Award Agreement with respect to an Award, no Participant shall have any right as a shareholder of the Company with respect to any shares of Common Stock subject to such Participant's Award except to the extent that, and until, one or more certificates representing such shares of Common Stock shall have been delivered to the Participant. No shares shall be required to be issued, and no certificates shall be required to be delivered, under the Plan unless and until all of the terms and conditions applicable to such Award shall have, in the sole discretion of the Board, been satisfied in full and any restrictions shall have lapsed in full, and unless and until all of the requirements of law and of all regulatory bodies having jurisdiction over the offer and sale, or issuance and delivery, of the shares shall have been fully complied with.

3.9           The total amount of shares with respect to which Awards may be granted under the Plan and rights of outstanding Awards (both as to the number of shares subject to the outstanding Awards and the Option Price(s) or other purchase price(s) of such shares, as applicable) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Company resulting from payment of a stock dividend on the Common Stock, a stock split or subdivision or combination of shares of the Common Stock, or a reorganization or reclassification of the Common Stock, or any other change in the structure of shares of the Common Stock. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to an Award. All adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Incentive Stock Option shall continue to be an Incentive Stock Option, as defined in Section 422 of the Code.

3.10           No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.  The members of the Board shall be entitled to indemnification by the Company in the manner and to the extent set forth in the Company's Articles of Incorporation, as amended, Bylaws or as otherwise provided from time to time regarding indemnification of Directors.

3.11           The Board shall be authorized to make adjustments in any performance based criteria or in the other terms and conditions of outstanding Awards in recognition of unusual or nonrecurring events affecting the Company (or any Affiliate, if applicable) or its financial statements or changes in applicable laws, regulations or accounting principles. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem necessary or desirable to reflect any such adjustment. In the event the Company (or any Affiliate, if applicable) shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Board may, in its sole discretion, make such adjustments in the terms of outstanding Awards under the Plan as it shall deem appropriate.

3.12           Subject to the express provisions of the Plan, the Board shall have full power and authority to determine whether, to what extent and under what circumstances any outstanding Award shall be terminated, canceled, forfeited or suspended. Notwithstanding the foregoing or any other provision of the Plan or an Award Agreement, all Awards to any Participant that are subject to any restriction or have not been earned or exercised in full by the Participant shall be terminated and canceled if the Participant is terminated for cause, as determined by the Board in its sole discretion.

ARTICLE IV -- INCENTIVE STOCK OPTIONS

4.1           The Board, in its sole discretion, may from time to time on or after the Effective Date grant Incentive Stock Options to Eligible Employees, subject to the provisions of this Article IV and Articles III and VI and subject to the following conditions:

(a)           Incentive Stock Options shall be granted only to Eligible Employees, each of whom may be granted one or more of such Incentive Stock Options at such time or times determined by the Board.

(b)           The Option Price per share of Common Stock for an Incentive Stock Option shall be set in the Award Agreement, but shall not be less than (i) one hundred percent (100%) of the Fair Market Value of the Common Stock at the Grant Date, or (ii) in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the Grant Date.

(c)           An Incentive Stock Option may be exercised in full or in part from time to time within ten (10) years from the Grant Date, or such shorter period as may be specified by the Board as the Option Period and set forth in the Award Agreement; provided, however, that, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, such period shall not exceed five (5) years from the Grant Date; and further, provided that, in any event, the Incentive Stock Option shall lapse and cease to be exercisable upon a Termination of Service or within such period following a Termination of Service as shall have been determined by the Board and set forth in the related Award Agreement; and provided, further, that such period shall not exceed the period of time ending on the date three (3) months following a Termination of Service, unless employment shall have terminated:

(i)           as a result of Disability, in which event such period shall not exceed the period of time ending on the date twelve (12) months following a Termination of Service; or

(ii)           as a result of death, or if death shall have occurred following a Termination of Service (other than as a result of Disability) and during the period that the Incentive Stock Option was still exercisable, in which event such period may not exceed the period of time ending on the earlier of the date twelve (12) months after the date of death;

and provided, further, that such period following a Termination of Service or death shall in no event extend beyond the original Option Period of the Incentive Stock Option.

(d)           The aggregate Fair Market Value of the shares of Common Stock with respect to which any Incentive Stock Options (whether under this Plan or any other plan established by the Company) are first exercisable during any calendar year by any Eligible Employee shall not exceed one hundred thousand dollars ($100,000), determined based on the Fair Market Value(s) of such shares as of their respective Grant Dates; provided, however, that to the extent permitted under Section 422 of the Code, if the aggregate Fair Market Values of the shares of Common Stock with respect to which Stock Options intended to be Incentive Stock Options are first exercisable by any Eligible Employee during any calendar year (whether such Stock Options are granted under this Plan or any other plan established by the Company) exceed one hundred thousand dollars ($100,000), the Stock Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as  Nonqualified Stock Options.

(e)           No Incentive Stock Options may be granted more than ten (10) years from the Effective Date.

(f)            The Award Agreement for each Incentive Stock Option shall provide that the Participant shall notify the Company if such Participant sells or otherwise transfers any shares of Common Stock acquired upon exercise of the Incentive Stock Option within two (2) years of the Grant Date of such Incentive Stock Option or within one (1) year of the date such shares were acquired upon the exercise of such Incentive Stock Option.

4.2           Subject to the limitations of Section 3.4, the maximum aggregate number of shares of Common Stock subject to Incentive Stock Option Awards shall be the maximum aggregate number of shares available for Awards under the Plan.

4.3           The Board may provide for any other terms and conditions which it determines should be imposed for an Incentive Stock Option to qualify under Section 422 of the Code, as well as any other terms and conditions not inconsistent with this Article IV or Articles III or VI, as determined in its sole discretion and set forth in the Award Agreement for such Incentive Stock Option.

4.4           Each provision of this Article IV and of each Incentive Stock Option granted hereunder shall be construed in accordance with the provisions of Section 422 of the Code, and any provision hereof that cannot be so construed shall be disregarded.

ARTICLE V -- NONQUALIFIED STOCK OPTIONS

5.1           The Board, in its sole discretion, may from time to time on or after the Effective Date grant Nonqualified Stock Options to Eligible Persons, subject to the provisions of this Article V and Articles III and VI and subject to the following conditions:

(a)           Nonqualified Stock Options may be granted to any Eligible Person, each of whom may be granted one or more of such Nonqualified Stock Options, at such time or times determined by the Board.

(b)           The Option Price per share of Common Stock for a Nonqualified Stock Option shall be set in the Award Agreement and may be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Grant Date; provided, however, that the exercise price of each Nonqualified Stock Option granted under the Plan shall in no event be less than the par value per share of the Company’s Common Stock.

(c)           A Nonqualified Stock Option may be exercised in full or in part from time to time within the Option Period specified by the Board and set forth in the Award Agreement; provided, however, that, in any event, the Nonqualified Stock Option shall lapse and cease to be exercisable upon a Termination of Service or within such period following a Termination of Service as shall have been determined by the Board and set forth in the related Award Agreement.

5.2           The Board may provide for any other terms and conditions for a Nonqualified Stock Option not inconsistent with this Article V or Articles III or VI, as determined in its sole discretion and set forth in the Award Agreement for such Nonqualified Stock Option.

ARTICLE VI -- INCIDENTS OF STOCK OPTIONS

6.1           Each Stock Option shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Board and set forth in the related Award Agreement, including any provisions as to continued employment as consideration for the grant or exercise of such Stock Option and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

6.2           Except as hereinafter described, a Stock Option shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant or the Participant's guardian or legal representative.  In the event of the death of a Participant, any unexercised Stock Options may be exercised to the extent otherwise provided herein or in such Participant's Award Agreement by the executor or personal representative of such Participant's estate or by any person who acquired the right to exercise such Stock Options by bequest under the Participant's will or by inheritance. The Board, in its sole discretion, may at any time permit a Participant to transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of the Participant and/or one or more members of such Participant's Immediate Family or a corporation, partnership or limited liability company established and controlled by the Participant and/or one or more members of such Participant's Immediate Family), subject to such limits as the Board may establish. The transferee of such Nonqualified Stock Option shall remain subject to all terms and conditions applicable to such Nonqualified Stock Option prior to such transfer. The foregoing right to transfer the Nonqualified Stock Option, if granted by the Board shall apply to the right to consent to amendments to the Award Agreement.

6.3           Shares of Common Stock purchased upon exercise of a Stock Option shall be paid for in such amounts, at such times and upon such terms as shall be determined by the Board, subject to limitations set forth in the Stock Option Award Agreement. The Board may, in its sole discretion, permit the exercise of a Stock Option by payment in cash or by tendering shares of Common Stock (either by actual delivery of such shares or by attestation), or any combination thereof, as determined by the Board. In the sole discretion of the Board, payment in shares of Common Stock also may be made with shares received upon the exercise or partial exercise of the Stock Option, whether or not involving a series of exercises or partial exercises and whether or not share certificates for such shares surrendered have been delivered to the Participant. The Board also may, in its sole discretion, permit the payment of the exercise price of a Stock Option by the voluntary surrender of all or a portion of the Stock Option. Shares of Common Stock previously held by the Participant and surrendered in payment of the Option Price of a Stock Option shall be valued for such purpose at the Fair Market Value thereof on the date the Stock Option is exercised.

6.4           The holder of a Stock Option shall have no rights as a shareholder with respect to any shares covered by the Stock Option (including, without limitation, any voting rights, the right to inspect or receive the Company’s balance sheets or financial statements or any rights to receive dividends or non-cash distributions with respect to such shares) until such time as the holder has exercised the Stock Option and then only with respect to the number of shares which are the subject of the exercise.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

6.5           The Board may permit the voluntary surrender of all or a portion of any Stock Option granted under the Plan to be conditioned upon the granting to the Participant of a new Stock Option for the same or a different number of shares of Common Stock as the Stock Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Stock Option to such Participant. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at such Option Price, during such Option Period and on such other terms and conditions as are specified by the Board at the time the new Stock Option is granted. Upon surrender, the Stock Options surrendered shall be canceled and the shares of Common Stock previously subject to them shall be available for the grant of other Stock Options.

6.6           The Board may at any time offer to purchase a Participant's outstanding Stock Option for a payment equal to the value of such Stock Option payable in cash, shares of Common Stock or Restricted Stock or other property upon surrender of the Participant's Stock Option, based on such terms and conditions as the Board shall establish and communicate to the Participant at the time that such offer is made.

6.7           The Board shall have the discretion, exercisable either at the time the Award is granted or at the time the Participant discontinues employment, to establish as a provision applicable to the exercise of one or more Stock Options that, during a limited period of exercisability following a Termination of Service, the Stock Option may be exercised not only with respect to the number of shares of Common Stock for which it is exercisable at the time of the Termination of Service but also with respect to one or more subsequent installments for which the Stock Option would have become exercisable had the Termination of Service not occurred.

ARTICLE VII -- RESTRICTED STOCK

7.1           The Board, in its sole discretion, may from time to time on or after the Effective Date award shares of Restricted Stock to Eligible Persons as a reward for past service and an incentive for the performance of future services that will contribute materially to the successful operation of the Company an its Affiliates, subject to the terms and conditions set forth in this Article VII.

7.2           The Board shall determine the terms and conditions of any Award of Restricted Stock, which shall be set forth in the related Award Agreement, including without limitation:

(a)           the purchase price, if any, to be paid for such Restricted Stock, which may be zero, subject to such minimum consideration as may be required by applicable law;

(b)           the duration of the Restriction Period or Restriction Periods with respect to such Restricted Stock and whether any events may accelerate or delay the end of such Restriction Period(s);

(c)           the circumstances upon which the restrictions or limitations shall lapse, and whether such restrictions or limitations shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in installments during the Restriction Period by means of one or more vesting schedules;

(d)           whether such Restricted Stock is subject to repurchase by the Company or to a right of first refusal at a predetermined price or if the Restricted Stock may be forfeited entirely under certain conditions;

(e)            whether any performance goals may apply to a Restriction Period to shorten or lengthen such period; and

(f)            whether dividends and other distributions with respect to such Restricted Stock are to be paid currently to the Participant or withheld by the Company for the account of the Participant.

7.3           Awards of Restricted Stock must be accepted within a period of thirty (30) days after the Grant Date (or such shorter or longer period as the Board may specify at such time) by executing an Award Agreement with respect to such Restricted Stock and tendering the purchase price, if any. A prospective recipient of an Award of Restricted Stock shall not have any rights with respect to such Award, unless such recipient has executed an Award Agreement with respect to such Restricted Stock, has delivered a fully executed copy thereof to the Board and has otherwise complied with the applicable terms and conditions of such Award.

7.4           In the sole discretion of the Board and as set forth in the Award Agreement for an Award of Restricted Stock, all shares of Restricted Stock held by a Participant and still subject to restrictions shall be forfeited by the Participant upon the Participant's Termination of Service and shall be reacquired, canceled and retired by the Company. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement with respect to an Award of Restricted Stock, in the event of the death, Disability or Retirement of a Participant during the Restriction Period, or in other cases of special circumstances (including hardship or other special circumstances of a Participant whose employment is involuntarily terminated), the Board may elect to waive in whole or in part any remaining restrictions with respect to all or any part of such Participant's Restricted Stock, if it finds that a waiver would be appropriate.

7.5           Except as otherwise provided in this Article VII, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

7.6           Upon an Award of Restricted Stock to a Participant, a certificate or certificates representing the shares of such Restricted Stock will be issued to and registered in the name of the Participant. Unless otherwise determined by the Board, such certificate or certificates will be held in custody by the Company until (i) the Restriction Period expires and the restrictions or limitations lapse, in which case one or more certificates representing such shares of Restricted Stock that do not bear a restrictive legend (other than any legend as required under applicable federal or state securities laws) shall be delivered to the Participant, or (ii) a prior forfeiture by the Participant of the shares of Restricted Stock subject to such Restriction Period, in which case the Company shall cause such certificate or certificates to be canceled and the shares represented thereby to be retired, all as set forth in the Participant's Award Agreement.  It shall be a condition of an Award of Restricted Stock that the Participant deliver to the Company a stock power endorsed in blank relating to the shares of Restricted Stock to be held in custody by the Company.

7.7           Except as provided in this Article VII or in the related Award Agreement, a Participant receiving an Award of shares of Restricted Stock Award shall have, with respect to such shares, all rights of a shareholder of the Company, including the right to vote the shares and the right to receive any distributions, unless and until such shares are otherwise forfeited by such Participant; provided, however, the Board may require that any cash dividends with respect to such shares of Restricted Stock be automatically reinvested in additional shares of Restricted Stock subject to the same restrictions as the underlying Award, or may require that cash dividends and other distributions on Restricted Stock be withheld by the Company or its Affiliates for the account of the Participant. The Board shall determine whether interest shall be paid on amounts withheld, the rate of any such interest, and the other terms applicable to such withheld amounts.

ARTICLE VIII -- STOCK AWARDS

8.1           The Board, in its sole discretion, may from time to time on or after the Effective Date grant Stock Awards to Eligible Persons in payment of compensation that has been earned or as compensation to be earned, including without limitation compensation awarded or earned concurrently with or prior to the grant of the Stock Award, subject to the terms and conditions set forth in this Article VIII.

8.2           For the purposes of this Plan, in determining the value of a Stock Award, all shares of Common Stock subject to such Stock Award shall be set in the Award Agreement and may be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Grant Date.

8.3           Unless otherwise determined by the Board and set forth in the related Award Agreement, shares of Common Stock subject to a Stock Award will be issued, and one or more certificates representing such shares will be delivered, to the Participant as soon as practicable following the Grant Date of such Stock Award. Upon the issuance of such shares and the delivery of one or more certificates representing such shares to the Participant, such Participant shall be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder of the Company. Notwithstanding any other provision of this Plan, unless the Board expressly provides otherwise with respect to a Stock Award, as set forth in the related Award Agreement, no Stock Award shall be deemed to be an outstanding Award for purposes of the Plan.

ARTICLE IX -- PERFORMANCE SHARES

9.1           The Board, in its sole discretion, may from time to time on or after the Effective Date award Performance Shares to Eligible Persons as an incentive for the performance of future services that will contribute materially to the successful operation of the Company and its Affiliates, subject to the terms and conditions set forth in this Article IX.

9.2           The Board shall determine the terms and conditions of any Award of Performance Shares, which shall be set forth in the related Award Agreement, including without limitation:

(a)            the purchase price, if any, to be paid for such Performance Shares, which may be zero, subject to such minimum consideration as may be required by applicable law;

(b)            the performance period (the "Performance Period") and/or performance objectives (the "Performance Objectives") applicable to such Awards;

(c)            the number of Performance Shares that shall be paid to the Participant if the applicable Performance Objectives are exceeded or met in whole or in part; and

(d)            the form of settlement of a Performance Share.

9.3           At any date, each Performance Share shall have a value equal to the Fair Market Value of a share of Common Stock.

9.4           Performance Periods may overlap, and Participants may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

9.5           Performance Objectives may vary from Participant to Participant and between Awards and shall be based upon such performance criteria or combination of factors as the Board may deem appropriate, including, but not limited to, minimum earnings per share or return on equity. If during the course of a Performance Period there shall occur significant events which the Board expects to have a substantial effect on the applicable Performance Objectives during such period, the Board may revise such Performance Objectives.

9.6           In the sole discretion of the Board and as set forth in the Award Agreement for an Award of Performance Shares, all Performance Shares held by a Participant and not earned shall be forfeited by the Participant upon the Participant's Termination of Service. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement with respect to an Award of Performance Shares, in the event of the death, Disability or Retirement of a Participant during the applicable Performance Period, or in other cases of special circumstances (including hardship or other special circumstances of a Participant whose employment is involuntarily terminated), the Board may determine to make a payment in settlement of such Performance Shares at the end of the Performance Period, based upon the extent to which the Performance Objectives were satisfied at the end of such period and pro rated for the portion of the Performance Period during which the Participant was employed by the Company or an Affiliate; provided, however, that the Board may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Board deems appropriate or desirable.

9.7           The settlement of a Performance Share shall be made in cash, whole shares of Common Stock or a combination thereof and shall be made as soon as practicable after the end of the applicable Performance Period.  Notwithstanding the foregoing, the Board in its sole discretion may allow a Participant to defer payment in settlement of Performance Shares on terms and conditions approved by the Board and set forth in the related Award Agreement entered into in advance of the time of receipt or constructive receipt of payment by the Participant.

9.8           Performance Shares shall not be transferable by the Participant. The Board shall have the authority to place additional restrictions on the Performance Shares including, but not limited to, restrictions on transfer of any shares of Common Stock that are delivered to a Participant in settlement of any Performance Shares.

ARTICLE X -- CHANGES OF CONTROL OR OTHER FUNDAMENTAL CHANGES

10.1          Upon the occurrence of a Change of Control and unless otherwise provided in the Award Agreement with respect to a particular Award:

(a)            all outstanding Stock Options shall become immediately exercisable in full, subject to any appropriate adjustments in the number of shares subject to the Stock Option and the Option Price, and shall remain exercisable for the remaining Option Period, regardless of any provision in the related Award Agreement limiting the exercisability of such Stock Option or any portion thereof for any length of time;

(b)            all outstanding Performance Shares with respect to which the applicable Performance Period has not been completed shall be paid out as soon as practicable as follows:

(i)            all Performance Objectives applicable to the Award of Performance Shares shall be deemed to have been satisfied to the extent necessary to earn one hundred percent (100%) of the Performance Shares covered by the Award;

(ii)            the applicable Performance Period shall be deemed to have been completed upon occurrence of the Change of Control;

(iii)            the payment to the Participant in settlement of the Performance Shares shall be the amount determined by the Board, in its sole discretion, or in the manner stated in the Award Agreement, as multiplied by a fraction, the numerator of which is the number of full calendar months of the applicable Performance Period that have elapsed prior to occurrence of the Change of Control, and the denominator of which is the total number of months in the original Performance Period; and

(iv)            upon the making of any such payment, the Award Agreement as to which it relates shall be deemed terminated and of no further force and effect.

(c)            all outstanding shares of Restricted Stock with respect to which the restrictions have not lapsed shall be deemed vested, and all such restrictions shall be deemed lapsed and the Restriction Period ended.

10.2          Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company, each Award granted under the Plan and then outstanding shall terminate; provided, however, that following the adoption of a plan of dissolution or liquidation, and in any event prior to the effective date of such dissolution or liquidation, each such outstanding Award granted hereunder shall be exercisable in full and all restrictions shall lapse, to the extent set forth in Section 10.1(a), (b) and (c) above.

10.3          After the merger of one or more corporations into the Company or any Affiliate, any merger of the Company into another corporation, any consolidation of the Company or any Affiliate of the Company and one or more corporations, or any other corporate reorganization of any form involving the Company as a party thereto and involving any exchange, conversion, adjustment or other modification of the outstanding shares of the Common Stock, each Participant shall, at no additional cost, be entitled, upon any exercise of such Participant's Stock Option, to receive, in lieu of the number of shares as to which such Stock Option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such Participant would have been entitled to pursuant to the terms of the agreement of merger or consolidation or reorganization, if at the time of such merger or consolidation or reorganization, such Participant had been a holder of record of a number of shares of Common Stock equal to the number of shares as to which such Stock Option shall then be so exercised. Comparable rights shall accrue to each Participant in the event of successive mergers, consolidations or reorganizations of the character described above. The Board may, in its sole discretion, provide for similar adjustments upon the occurrence of such events with regard to other outstanding Awards under this Plan. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to an Award. All adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Incentive Stock Option shall continue to be an Incentive Stock Option, as defined in Section 422 of the Code.

ARTICLE XI -- AMENDMENT AND TERMINATION

11.1          Subject to the provisions of Section 11.2, the Board of Directors at any time and from time to time may amend or terminate the Plan as may be necessary or desirable to implement or discontinue the Plan or any provision hereof.  To the extent required by the Act or the Code, however, no amendment, without approval by the Company's shareholders, shall:

(a)           materially alter the group of persons eligible to participate in the Plan;

(b)            except as provided in Section 3.4, change the maximum aggregate number of shares of Common Stock that are available for Awards under the Plan;

(c)           alter the class of individuals eligible to receive an Incentive Stock Option or increase the limit on Incentive Stock Options set forth in Section 4.1(d) or the value of shares of Common Stock for which an Eligible Employee may be granted an Incentive Stock Option.

11.2           No amendment to or discontinuance of the Plan or any provision hereof by the Board of Directors or the shareholders of the Company shall, without the written consent of the Participant, adversely affect (in the sole discretion of the Board) any Award theretofore granted to such Participant under this Plan; provided, however, that the Board retains the right and power to:

(a)           annul any Award if the Participant is terminated for cause as determined by the Board; and

(b)           convert any outstanding Incentive Stock Option to a Nonqualified Stock Option.

11.3           If a Change of Control has occurred, no amendment or termination shall impair the rights of any person with respect to an outstanding Award as provided in Article X.

ARTICLE XII -- MISCELLANEOUS PROVISIONS

12.1          Nothing in the Plan or any Award granted hereunder shall confer upon any Participant any right to continue in the employ of the Company or its Affiliates or to serve as a Director or shall interfere in any way with the right of the Company or its Affiliates or the shareholders of the Company, as applicable, to terminate the employment of a Participant or to release or remove a Director at any time.  Unless specifically provided otherwise, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company or its Affiliates for the benefit of their respective employees unless the Company shall determine otherwise.  No Participant shall have any claim to an Award until it is actually granted under the Plan and an Award Agreement has been executed and delivered to the Company.  To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Board, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as provided in Article VII with respect to Restricted Stock and except as otherwise provided by the Board.

12.2          The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not subject to Section 16 of the Act.

12.3          The terms of the Plan shall be binding upon the Company, its successors and assigns.

12.4          Neither a Stock Option nor any other type of equity-based compensation provided for hereunder shall be transferable except as provided for in Section 6.2. In addition to the transfer restrictions otherwise contained herein, additional transfer restrictions shall apply to the extent required by federal or state securities laws.  If any Participant makes such a transfer in violation hereof, any obligation hereunder of the Company to such Participant shall terminate immediately.

12.5          This Plan and all actions taken hereunder shall be governed by the laws of the State of Texas.

12.6          Each Participant exercising an Award hereunder agrees to give the Board prompt written notice of any election made by such Participant under Section 83(b) of the Code, or any similar provision thereof.

12.7          If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award Agreement, it shall be stricken, and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

12.8          The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company or any of its Affiliates to make adjustments, reclassification, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate or sell, or to transfer all or part of its business or assets.

12.9          The Plan is not subject to the provisions of ERISA or qualified under Section 401(a) of the Code.

12.10        If a Participant is required to pay to the Company an amount with respect to income and employment tax withholding obligations in connection with (i) the exercise of a Nonqualified Stock Option, (ii) certain dispositions of Common Stock acquired upon the exercise of an Incentive Stock Option, or (iii) the receipt of Common Stock pursuant to any other Award, then the issuance of Common Stock to such Participant shall not be made (or the transfer of shares by such Participant shall not be required to be effected, as applicable) unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Company.  To the extent provided by the terms of an Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.